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                                                                    EXHIBIT 10.1

                      SENIOR SUBORDINATED CREDIT AGREEMENT

                                   dated as of

                                December 7, 1999

                                      among

                        BIG FLOWER PRESS HOLDINGS, INC.,
                                  as Borrower,

                           BIG FLOWER HOLDINGS, INC.,
                              only with respect to
                            certain sections herein,

                     THE SUBSIDIARY GUARANTORS named herein,

                            THE LENDERS named herein

                                       and

                             BANKERS TRUST COMPANY,

                            THE CHASE MANHATTAN BANK

                                       and

                             NATIONSBRIDGE, L.L.C.,
                                    as Agents

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                                TABLE OF CONTENTS
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SECTION 1      DEFINITIONS..................................................   1
      1.1      Certain Defined Terms........................................   1
      1.2      Accounting Terms.............................................  44
      1.3      Other Definitional Provisions;
                 Anniversaries..............................................  44
SECTION 2      AMOUNT AND TERMS OF LOAN COMMITMENT AND
                 LOANS; NOTES...............................................  44
      2.1      Bridge Loan and Bridge Note..................................  44
      2.2      Term Loan and Term Note......................................  46
      2.3      Interest on the Loans........................................  47
      2.4      Fees ........................................................  49
      2.5      Prepayments and Payments.....................................  49
      2.6      Use of Proceeds..............................................  54
SECTION 3      CONDITIONS...................................................  55
      3.1      Conditions to Bridge Loan....................................  55
      3.2      Conditions to Term Loan......................................  61
SECTION 4      REPRESENTATIONS AND WARRANTIES...............................  62
      4.1      Company Status...............................................  63
      4.2      Company Power and Authority..................................  63
      4.3      No Violation.................................................  63
      4.4      Governmental Approvals.......................................  64
      4.5      Financial Statements; Financial
                 Condition; Undisclosed Liabilities;
                 Projections; etc.......... ................................  64
      4.6      Litigation...................................................  67
      4.7      True and Complete Disclosure.................................  67
      4.8      Tax Returns and Payments.....................................  67
      4.9      Compliance with ERISA........................................  68
      4.10     Representations and Warranties in
                 Documents..................................................  70
      4.11     Properties...................................................  70
      4.12     Capitalization...............................................  70
      4.13     Subsidiaries.................................................  70
      4.14     Compliance with Statutes, etc................................  71
      4.15     Investment Company Act.......................................  71
      4.16     Public Utility Holding Company Act...........................  71
      4.17     Environmental Matters........................................  71
      4.18     Labor Relations..............................................  72
      4.19     Patents, Licenses, Franchises and
                 Formulas................... ...............................  73
      4.20     Indebtedness.................................................  73
      4.21     Transactions.................................................  73
      4.22     Insurance....................................................  74
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                                       -i-
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      4.23     Year 2000 Representation.....................................  74
      4.24     No Default...................................................  74
      4.25     Compliance with Contracts, Etc...............................  75
      4.26     Use of Proceeds; Margin Stock, Etc...........................  75
      4.27     Survival of Representations and
                 Warranties................... .............................  75
      4.28     Guarantees...................................................  75
      4.29     Senior Subordinated Indenture; Etc...........................  76
SECTION 5      AFFIRMATIVE COVENANTS........................................  77
      5.1      Financial Statements and Other Reports.......................  77
      5.2      Books, Records and Inspections...............................  82
      5.3      Maintenance of Property; Insurance...........................  83
      5.4      Corporate Franchises.........................................  83
      5.5      Compliance with Statutes, etc................................  83
      5.6      Compliance with Environmental Laws...........................  84
      5.7      ERISA .......................................................  85
      5.8      Performance of Obligations...................................  86
      5.9      Payment of Taxes.............................................  86
      5.10     Ownership of Subsidiaries....................................  87
      5.11     Year 2000 Compliance.........................................  87
      5.12     Take-Out Financing...........................................  87
      5.13     Exchange of Term Notes.......................................  89
      5.14     Payments in U.S. Dollars.....................................  90
      5.15     Register ....................................................  90
      5.16     Mezzanine Subordinated Debt, etc.............................  91
SECTION 6      NEGATIVE COVENANTS...........................................  91
      6.1      Indebtedness.................................................  91
      6.2      Liens .......................................................  95
      6.3      Restricted Payments..........................................  96
      6.4      Investments; Joint Ventures..................................  99
      6.5      Senior Subordinated Indebtedness............................. 100
      6.6      Restriction on Fundamental Changes........................... 101
      6.7      Limitation on Dividend and Other Payment
                 Restrictions Affecting Restricted
                 Subsidiaries....... ....................................... 103
      6.8      Transactions with Shareholders and
                 Affiliates................ ................................ 105
      6.9      Subsidiary Stock............................................. 106
      6.10     Business Activities.......................................... 107
      6.11     Amendments or Waivers of Certain
                 Documents...................                                107
      6.12     Refinancing of the Loans in Part............................. 107
      6.13     Asset Sales.................................................. 107
      6.14     Additional Guarantees........................................ 108
SECTION 7      EVENTS OF DEFAULT............................................ 108
      7.1      Failure To Make Payments When Due............................ 108
      7.2      Default in Other Agreements.................................. 109
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                                      -ii-
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      7.3      Breach of Certain Covenants.................................. 109
      7.4      Other Defaults Under Agreement or Loan
                 Documents............. .................................... 109
      7.5      Involuntary Bankruptcy; Appointment of
                 Custodian, Etc........ .................................... 110
      7.6      Voluntary Bankruptcy; Appointment of
                 Custodian, Etc.......... .................................. 110
      7.7      Judgments and Attachments.................................... 110
      7.8      Guarantee.................................................... 111
      7.9      Foreclosure.................................................. 111
      7.10     Change of Control on or Prior to the
                 Conversion Date......... .................................. 111
SECTION 8      SUBORDINATION................................................ 112
      8.1      Securities Subordinated to Senior
                 Indebtedness............... ............................... 112
      8.2      Suspension of Payment When Senior
                 Indebtedness Is in Default. ............................... 113
      8.3      Obligations Subordinated to Prior Payment
                 of All Senior Indebtedness on
                 Dissolution, Liquidation or
                 Reorganization of Company.................................. 115
      8.4      Payments May Be Paid Prior to Dissolution.................... 117
      8.5      Lenders To Be Subrogated to Rights of
                 Holders of Senior Indebtedness............................. 117
      8.6      Obligations of the Company Unconditional..................... 118
      8.7      Reliance on Judicial Order or Certificate
                 of Liquidating Agent....................................... 118
      8.8      Subordination Rights Not Impaired by Acts
                 or Omissions of the Company or Holders
                 of Senior Indebtedness .................................... 118
      8.9      Lenders Authorize Agents To Effectuate
                 Subordination of Obligations............................... 119
      8.10     Amendments or Modifications to Section 8..................... 120
SECTION 9      THE AGENTS................................................... 120
      9.1      Appointment.................................................. 120
      9.2      Delegation of Duties......................................... 121
      9.3      Exculpatory Provisions....................................... 121
      9.4      Reliance by Agents........................................... 122
      9.5      Notice of Default............................................ 122
      9.6      Non-Reliance on Agents and Other Lenders..................... 123
      9.7      Indemnification.............................................. 123
      9.8      Agents in Their Individual Capacity.......................... 124
      9.9      Resignation of an Agent; Successor Agent..................... 124
SECTION 10     GUARANTEE.................................................... 125
      10.1     Unconditional Guarantee...................................... 125
      10.2     Subordination of Guarantee................................... 126
      10.3     Severability................................................. 126
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                                      -iii-
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      10.4     Release of a Subsidiary Guarantor............................ 126
      10.5     Limitation of Subsidiary Guarantor's
                 Liability............... .................................. 127
      10.6     Subsidiary Guarantors May Consolidate,
                 etc., on Certain Terms .................................... 127
      10.7     Contribution................................................. 128
      10.8     Waiver of Subrogation........................................ 129
      10.9     Evidence of Guarantee........................................ 130
      10.10    Waiver of Stay, Extension or Usury Laws...................... 130
SECTION 11     SUBORDINATION OF GUARANTEE OBLIGATIONS....................... 130
      11.1     Guarantee Obligations Subordinated to
                 Subsidiary Guarantor Senior Indebtedness................... 130
      11.2     Suspension of Guarantee Obligations When
                 Subsidiary Guarantor Senior Indebtedness
                 Is in Default ............................................. 131
      11.3     Guarantee Obligations Subordinated to
                 Prior Payment of All Subsidiary
                 Guarantor Senior Indebtedness on
                 Dissolution, Liquidation or
                 Reorganization of Such Subsidiary
                 Guarantor....................... .......................... 132
      11.4     Payments May Be Paid Prior to Dissolution.................... 134
      11.5     Lenders To Be Subrogated to Rights of
                 Holders of Subsidiary Guarantor Senior
                 Indebtedness..... ......................................... 134
      11.6     Guarantee Obligations of the Subsidiary
                 Guarantors Unconditional................................... 135
      11.7     Reliance on Judicial Order or Certificate
                 of Liquidating Agent....................................... 135
      11.8     Subordination Rights Not Impaired by Acts
                 or Omissions of the Subsidiary
                 Guarantors or Holders of Subsidiary
                 Guarantor Senior Indebtedness.............................. 136
      11.9     Lenders Authorize Agents To Effectuate
                 Subordination of Guarantee Obligations..................... 137
      11.10    This Section 11 Not To Prevent Events of
                 Default.................................................... 137
      11.11    Amendments or Modifications to Section 11.................... 138
SECTION 12     MISCELLANEOUS................................................ 138
      12.1     Representation of the Lenders................................ 138
      12.2     Participations in and Assignments of
                 Loans and Notes............................................ 138
      12.3     Expenses .................................................... 141
      12.4     Indemnity.................................................... 142
      12.5     Setoff ...................................................... 143
      12.6     Amendments and Waivers....................................... 143
      12.7     Independence of Covenants.................................... 144

                                      -iv-
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      12.8     Entirety .................................................... 145
      12.9     Notices ..................................................... 145
      12.10    Survival of Warranties and Certain
                 Agreements................................................. 145
      12.11    Failure or Indulgence Not Waiver;
                 Remedies Cumulative........................................ 146
      12.12    Severability................................................. 146
      12.13    Headings .................................................... 146
      12.14    Applicable Law............................................... 146
      12.15    Successors and Assigns; Subsequent
                 Holders of Notes........................................... 146
      12.16    Counterparts; Effectiveness.................................. 147
      12.17    Consent to Jurisdiction; Venue; Waiver of
                 Jury Trial................................................. 147
      12.18    Payments Pro Rata............................................ 148
      12.19    Taxes ....................................................... 149
      12.20    Waiver of Stay, Extension or Usury Laws...................... 150
      12.21    Requirements of Law.......................................... 151
      12.22    Confidentiality.............................................. 151

                                       -v-
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
SCHEDULES
A        EXISTING LIENS
B        ERISA
C        SUBSIDIARIES
D        INTELLECTUAL PROPERTY
E        EXISTING INDEBTEDNESS
F        INSURANCE
G        SUBSIDIARY GUARANTORS

EXHIBITS

I        FORM OF BRIDGE NOTE
II       FORM OF TERM NOTE
III      FORM OF COMPLIANCE CERTIFICATE
IV-A     FORM OF NOTICE OF BORROWING
IV-B     FORM OF NOTICE OF CONVERSION
V        FORM OF REGISTRATION RIGHTS AGREEMENT
VI       FORM OF OPINION OF SULLIVAN & CROMWELL
           - COUNSEL FOR BIG FLOWER,
           THE COMPANY AND THE SUBSIDIARY GUARANTORS
VII      FORM OF OPINION OF IRENE B. FISHER, ESQ. - VICE
           PRESIDENT AND ASSOCIATE GENERAL COUNSEL FOR
           BIG FLOWER, THE COMPANY AND THE SUBSIDIARY
           GUARANTORS
VIII     FORM OF OPINION OF CAHILL GORDON & REINDEL - COUNSEL
           FOR THE LENDERS
IX       FORM OF NOTATION OF GUARANTEE
X        FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
XI       RECAPITALIZATION AGREEMENT
XII      FORM OF SECTION 12.2E CERTIFICATE
XIII     FORM OF WARRANT

                                      -vi-
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          This Senior Subordinated Credit Agreement is dated as of December 7,
1999, and entered into by and among Big Flower Press Holdings, Inc., a Delaware corporation (the "Company"), Big Flower Holdings, Inc., a Delaware corporation ("Big Flower"), the Subsidiary Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders") and Bankers Trust Company ("BTCo"), The Chase Manhattan Bank ("Chase") and NationsBridge, L.L.C. ("Nations) as Agents for the Lenders (in such capacity, the "Agents").

                                    RECITALS

          WHEREAS, the Company desires that the Lenders extend a senior subordinated credit facility to the Company in connection with the Recapitalization (as defined herein);

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1  DEFINITIONS

          1.1 CERTAIN DEFINED TERMS

          The following terms used in this Agreement shall have the following meanings:

          "Acceleration Notice" shall have the meaning ascribed to such term in
Section 7.

          "Adjusted Net Assets" shall have the meaning provided in Section 10.7.

          "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; PROVIDED that none of BTCo, Chase, Nations or any of their respective Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

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                                       -2-

          "Affiliate Transaction" has the meaning ascribed to such term in
Section 6.8(a).

          "Agents" has the meaning ascribed to such term in the introduction to this Agreement.

          "Agreement" means this Senior Subordinated Credit Agreement dated as of December 7, 1999, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Ammon Permitted Holders" shall mean and include (i) R. Theodore Ammon, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives or the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors thereof and (ii) any entity controlled, directly or indirectly, by any of the Persons referred to in the preceding clause (i), whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Rate" means for each Monthly Period, the greater of the Treasury Rate or the LIBOR Rate then in effect.

          "Applicable Spread" means 7.0% per annum for the period from and including the Closing Date and to but excluding the 90th day following the Closing Date and for each subsequent 90-day period the Applicable Spread in effect for the immediately preceding 90-day period plus 0.5%.

          "A/R Facility" means the Receivables Purchase Agreement dated as of March 19, 1996, as amended, among Big Flower, certain subsidiaries of Big Flower and BFP Receivables Corporation.

          "A/R Facility Documents" shall mean each of the documents relating to the A/R Facility.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any Sale and Leaseback Transaction) by the Company or by any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Company's Restricted Subsidiaries, (ii) substantially all of

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                                       -3-

the assets of any division or line of business of the Company or of any of its Restricted Subsidiaries, or (iii) any other assets of the Company or of any of its Restricted Subsidiaries other than in the ordinary course of business; EXCLUDING (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or the lease or sublease of any real or personal property in the ordinary course of business, (b) any disposition in any single transaction or related series of transactions the aggregate value of which is equal to $500,000 or less, (c) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business,
(d) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (e) the sale of accounts receivable pursuant to the A/R Facility, (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (g) any dividend, distribution, investment or payment made pursuant to Sections 6.3 and 6.4, (h) the Columbine Sale, (i) the Private Internet Sale, (j) any disposition in any single transaction or related series of transactions, the aggregate value of which is equal to $5.0 million or less in the ordinary course of the Company's business consistent with past practices; provided that the total value of the dispositions permitted pursuant to this clause (j) shall not exceed $15.0 million in the aggregate, and (k) any sale, lease, conveyance, disposition or other transfer of substantially all of the assets of the Company as permitted by
Section 6.6(b).

          "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

          "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

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                                       -4-

          "BF Trust" shall mean Big Flower Trust I, a statutory business trust formed under the laws of Delaware.

          "BFH Merger Corp." means BFH Merger Corp., a Delaware corporation.

          "Big Flower" means Big Flower Holdings, Inc., a Delaware corporation.

          "Big Flower BFT Common Securities Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, executed and delivered by Big Flower in favor of the holders of the common securities of BF Trust, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Big Flower Press Notes" shall mean the Company's 8 7/8% Senior Subordinated Notes due 2007 and the Company's 8 5/8% Senior Subordinated Notes due 2008.

          "Big Flower QUIPS Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, between Big Flower and The Bank of New York, as trustee thereunder, executed and delivered by Big Flower in favor of the holders of the Convertible QUIPS, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

          "Bridge Loan" means, collectively, the loans made by the Lenders pursuant to Section 2.1A.

          "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

          "Bridge Notes" has the meaning ascribed to such term in Section 2.1D.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

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                                       -5-

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, rated at least A-1 by S&P or at least P-1 by Moody's; (iv) time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above; (vi) shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (v) above; and (vii) demand deposit accounts maintained in the ordinary course of business; provided that for purposes of

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                                       -6-

Sections 8 and 11, the term "Cash Equivalents" shall not include the cash equivalents referred to in clause (v) above.

          "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds) but only as and when so received) received from such Asset Sale.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (other than the Permitted Holders); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the Voting Stock of Big Flower, unless at such time the Equity Investors and/or the Ammon Permitted Holders beneficially own, in the aggregate, not less than a majority of the Voting Stock of Big Flower, on a fully diluted basis; (iv) prior to the Conversion Date any Equity Investor or the Ammon Permitted Holders shall cease to own 90% of the outstanding Capital Stock of Big Flower owned by such Person on the Closing Date and after the Conversion Date any Equity Investor or the Ammon Permitted Holders shall cease to own 51% of the outstanding Capital Stock of Big Flower owned by such Person on the Closing Date; (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (vi) the occurrence of any "Change of Control" as defined in each of the Senior Subordinated Indenture or the indenture pursuant to which any Demand Take-Out Notes are issued or in the Senior Credit Facility.

          "Change of Control Date" has the meaning ascribed to such term in
Section 2.5A(iv).

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                                       -7-

          "Change of Control Offer" has the meaning ascribed to such term in
Section 2.5A(iv).

          "Closing Date" means December 7, 1999.

          "Columbine" means Columbine JDS Systems, a Delaware corporation.

          "Columbine Dividend" means a dividend of at least $134.9 million in connection with the Columbine Sale.

          "Columbine Sale" means the sale by Big Flower of all of the capital stock of Columbine for at least $30.0 million in cash.

          "Columbine/XL Ventures Disposition" means the Columbine Sale and the Private Internet Sale, collectively.

          "Commission" means the Securities and Exchange Commission.

          "Commitment Letter" means, collectively, (i) the letter agreement dated October 22, 1999, between BFH Merger Corp., Bankers Trust Corporation, Chase and Nations and (ii) the "Fee Letter" dated October 22, 1999, between BFH Merger Corp., Bankers Trust Corporation, Chase and Nations, pursuant to which Bankers Trust Corporation, Chase and Nations committed to provide the Loans to the Company, subject to the terms and conditions thereof, and the Company committed to pay Bankers Trust Corporation, Chase and Nations certain fees and to satisfy certain other obligations to Bankers Trust Corporation, Chase and Nations in respect of such commitments.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

          "Company" has the meaning ascribed to such term in the introduction to this Agreement.

          "Compliance Certificate" means a certificate substantially in the form of EXHIBIT III delivered to the Agents by the Company pursuant to Section 5.1(f).

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (a) the net income of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Restricted Subsidiary by such other Person during such period; (b) the net income of any Restricted Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Restricted Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,
(ii) all gains and losses realized on any Asset Sale, net of related tax costs or tax benefits, as the case may be, (without regard to the $500,000 threshold set forth in the definition of Asset Sale), (iii) all gains and losses realized on the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any Securities of such Person or any of its Restricted Subsidiaries, (iv) all extraordinary gains or losses, (v) (A) all non-cash charges (PROVIDED that any cash payments actually made with respect to the liabilities for which such charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case, incurred by the Company or any of its Subsidiaries in connection with the Transactions, (vi) any non-recurring and non-operational charges or gains, and (vii) restructuring and related charges in connection with the closing of the Company's Salisbury facility after the Closing Date and on or prior to December 31, 2000 in an aggregate amount not to exceed $5.0 million.

          "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Company or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to
Section 3.2D.

          "Convertible QUIPS" shall mean BF Trust's Convertible Quarterly Income Preferred Securities, liquidation preference of $50 per security, which preferred securities are exchangeable, in certain circumstances, for a portion (equal to the aggregate liquidation preference of the Convertible QUIPS so exchanged) of the Convertible Subordinated Debentures held by BF Trust.

          "Convertible QUIPS Documents" shall mean and include (i) the Convertible QUIPS, (ii) the Big Flower QUIPS Guaranty, (iii) the Big Flower BFT Common Securities Guaranty and (iv) the Trust Agreement.

          "Convertible Subordinated Debenture Indenture" shall mean the indenture entered into between Big Flower, BF Trust and The Bank of New York, as trustee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Convertible Subordinated Debentures" shall mean Big Flower's 6% Convertible Subordinated Debentures due October 15, 2027, issued to BF Trust, which Convertible Subordinated Debentures are convertible into a right to receive Post-Closing Convertible QUIPS Conversion Payments pursuant to a Permitted Conversion.

          "Covered Taxes" has the meaning ascribed to it in Section 12.19.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

          "Demand Take-Out Notes" means (x) senior subordinated notes of the Company issued under an indenture and/or (y) senior subordinated notes of Big Flower issued under an indenture (provided that any senior subordinated notes issued by Big Flower will only be subordinated to the guarantee of Big Flower under the Senior Credit Facility), in each case (i) with such terms, conditions and covenants as are customary for similar high-yield financings and as are reasonably satisfactory in all respects to the Agents, the Company and/or Big Flower and, to the extent required under the Senior Credit Facility, the Required Lenders under, and as defined in, the Senior Credit Facility and (ii) the proceeds of which shall be used to repay the Bridge Notes in whole or in part, which Demand Take-Out Notes shall be guaranteed by each entity that guarantees the Bridge Loan.

          "Designated Senior Indebtedness" means (1) any Indebtedness under or in respect of the Senior Credit Facility and (2) any other Indebtedness outstanding after the Conversion Date constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; PROVIDED that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

          "Documents" means the Loan Documents, the Recapitalization Agreement, the Senior Credit Facility, the Equity Financing Documents, the A/R Facility Documents and the Mezzanine Financing Documents.

          "Dollars" or the sign "$" means the lawful money of the United States of America.

          "EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such Person for such period (without duplication), (i) provisions for income taxes or similar charges recognized by such Person and its consolidated Restricted Subsidiaries accrued during such period, (ii) depreciation and amortization expense of such Person and its consolidated Restricted Subsidiaries accrued during such period (but only to the extent not included in Fixed Charges) and other non-cash charges,
(iii) Fixed Charges of such Person and its consolidated Restricted Subsidiaries for such period, (iv) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Transactions, (v) fees paid pursuant to Section 2.4 hereof, (vi) parachute payments to management of Big Flower and its Subsidiaries after the Closing Date and on or prior to December 31, 2000 in an aggregate amount not to exceed $7,500,000, (vii) any management fees permitted pursuant to Section 6.8(b)(vi) and (viii) amounts paid as a spread payment in connection with a cashless exercise of options by a director or employee of Big Flower or any of its Subsidiaries (i.e., a payment equal to the spread of the then fair market value of Big Flower's Common Stock which may be purchased with such options over the aggregate exercise price of such options), less, without duplication, (x) non-cash items increasing Consolidated Net Income of such Person for such period in each case determined in accordance with GAAP and (y) the amount of all cash payments made by such Person or its Restricted Subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (iii) above (and was not otherwise deducted in the computation of Consolidated Net Income of such Person for such period).

          "ECP" shall mean Evercore Capital Partners L.P., a Delaware limited partnership.

          "ECP Affiliates" shall mean any Affiliate of ECP.

          "ECP Investors" shall mean ECP, Evercore Capital Partners (NQ) L.P. and EBF Group L.L.C., or any limited or general partner, stockholder, officer or employee of such ECP Investor.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agents; and
(B) any Lender and any Affiliate of any Lender.

          "Employment Agreements" has the meaning ascribed to such term in
Section 3.1R(3).

          "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries or any of their respective properties or predecessors in interest.

          "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

          "Equity Financing" shall mean an equity contribution to Big Flower of not less than $394,247,700 in aggregate proceeds made by the Equity Investors ($86,144,846 of which may be in the form of rollover equity).

          "Equity Financing Documents" shall mean each of the documents related to the consummation of the Equity Financing.

          "Equity Investors" means THL, THL Investors, ECP, ECP Investors and their respective Affiliates, taken as a whole.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9)of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b), (c) or (solely for purposes of Section 412 of the Internal Revenue Code) (m) of the Internal Revenue Code.

          "Event of Default" means each of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Notes" has the meaning ascribed to it in Section 5.13(ii).

          "Exchange Request" has the meaning ascribed to it in Section 5.13.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall, in the case of any assets or property the fair market value of which exceeds $1,500,000, be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Agents.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agents from three Federal Funds brokers of recognized standing selected by the Agents.

          "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (1) EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date (the "Reference Period"), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Investment, during the Reference Period, in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of such Person, (iii) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets), of any business or assets, and (iv) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, repayment, Investment, acquisition or asset sale had occurred on the first day of the Reference Period; PROVIDED that whenever PRO FORMA effect is given to an acquisition, PRO FORMA expense and cost reductions shall be calculated on a basis consistent with Article 11 of Regulation S-X of the Securities Act and, furthermore, (A) Fixed Charges attributable to any Indebtedness computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate in effect for the period, unless such Person or any of its Restricted Subsidiaries is a party to an Interest Rate Agreement which will remain in effect for the twelve-month period after the Transaction Date and which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (B) there shall be excluded from Fixed Charges any portion of such Fixed Charges related to any amount of Indebtedness that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (A)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date. If such Person or any of its Subsidiaries directly or indirectly guarantees any Indebtedness of a third Person, the Fixed Charge Coverage Ratio shall, without duplication, give effect to the incurrence of such Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness.

          "Fixed Charges" means, with respect to any Person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its Restricted Subsidiaries (including (a) original issue discount on any Indebtedness, but excluding amortization of debt issuance costs, and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding amortization of debt issuance costs) and (ii) dividend requirements on Preferred Stock of such Person and its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock and dividends paid on Preferred Stock of Unrestricted Subsidiaries)) paid or scheduled to be paid in cash during such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of the Board of Directors) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated and (c) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Rate Agreements attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such Person and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

          "Fixed Rate" has the meaning ascribed to it in Section 2.3(A)(ii).

          "Fixed Rate Loans" means Loans described in Section 2.3A(ii).

          "Floating Rate Loans" means Loans described in Section 2.3A(i).

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Company that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "Funding Subsidiary Guarantor" has the meaning ascribed to it in
Section 10.7.

          "GAAP" means those generally accepted accounting principles and practices in the United States which are recognized as such by the Financial Accounting Standards Board and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and changes in financial position, of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed in order to continue as a generally accepted accounting principle or practice may be so changed.

          "Grace Period" shall have the meaning ascribed to it in Section 3.2D.

          "Guarantee Obligations" shall mean, as to any Subsidiary Guarantor, all obligations of every nature of such Subsidiary Guarantor from time to time owing to the Lenders and the Agents under the Loan Documents to which it is a party (including its Guarantee), whether for principal, reimbursements, interest, premium, fees, penalties, expenses, indemnities, damages or otherwise.

          "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Subsidiary Guarantors pursuant to

Section 10 which are evidenced by notations of guarantee substantially in the form of EXHIBIT IX.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable and require abatement, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances included as "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, to the extent exposure is prohibited, limited or regulated under Environmental Laws.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; PROVIDED, further, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company.

          "Indebtedness" means, with respect to any Person, without duplication
(i) all indebtedness, obligations and liabilities of such Person for borrowed money (including, without limitation, all Senior Indebtedness Obligations), (ii) that portion of obligations with respect to Capitalized Lease Obligations that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) guarantees of such Person in respect of Indebtedness of other Persons, (vii) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and (viii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance.

          "Indemnified Liabilities" has the meaning ascribed to such term in
Section 12.4.

          "Indemnitees" has the meaning ascribed to such term in Section 12.4.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the

Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Convertible QUIPS Conversion Payments" means conversion payments required to be made to holders of Convertible QUIPS who have elected to convert their Convertible QUIPS on the Closing Date into a right to receive cash pursuant to the relevant Recapitalization documents and Convertible QUIPS Documents.

          "Initial Request Date" shall have the meaning ascribed to it in
Section 5.12A.

          "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor which, in the case of the Company, is owing to any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor and which, in the case of any such Subsidiary, is owing to the Company or any Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor; PROVIDED that if as of any date any Person other than the Company or a Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor or any lender under the Senior Credit Facility (or any collateral agent thereunder acting on its behalf) owns or holds such Indebtedness, or holds any Lien in respect thereof (other than a Lien in favor of the Lenders or any collateral agent under the Senior Credit Facility), such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(v).

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "Interest Rate Determination Date" means, with respect to any Monthly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Monthly Period.

          "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

          "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person by a Person (the "Acquiring Person"), in each case, other than as a result of the issuance of Capital Stock of such Acquiring Person or the delivery of Capital Stock of such Acquiring Person's direct or indirect parent or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts, advances to customers and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment to the extent such distribution constitutes a return on capital in accordance with GAAP; PROVIDED, HOWEVER, that in the case of an Investment in an Unrestricted Subsidiary, the Company may elect to include such cash payments (in whole or in part) in Consolidated Net Income and not as a reduction in the carrying value of the Investment in such Unrestricted Subsidiary (whether or not in accordance with GAAP), such election to be made prior to the making of a Restricted Payment based upon such dividend or distribution.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession or province, or Tribunal, and "Law" means each of the foregoing.

          "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

          "LIBOR Rate" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars in the London interbank market for a period of three months which is published by the British Bankers' Association and currently appears on Telerate page 3750 as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Monthly Period for a term comparable to such Monthly Period; PROVIDED that if, for any reason, such a rate is not published by the British Bankers' Association, the LIBOR Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which the Agents determine that U.S. Dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Monthly Period for a term comparable to such Monthly Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Agents divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

          "Loan Commitment" means the Bridge Loan Commitment and the Term Loan Commitment.

          "Loan Documents" means this Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes and the Registration Rights Agreement.

          "Loans" means the Bridge Loan and the Term Loan as each may be outstanding.

          "Management Agreements" has the meaning ascribed to such term in
Section 3.1R(2).

          "Management Participants" shall mean (i) R. Theodore Ammon and (ii) other members of senior management of Big Flower and its Subsidiaries acceptable to the Agents.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Change" means a material adverse change in the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

          "Material Subsidiary" means, with respect to any accounting period, any Restricted Subsidiary of the Company (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of Company and its Restricted Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of Company and its Restricted Subsidiaries taken as a whole at such time.

          "Maturity Date" has the meaning ascribed to such term in Section 2.2D.

          "Merger" means the merger of BFH Merger Corp. with and into Big
Flower.

          "Mezzanine Financing" means $100,000,000, subject to increase by the amount of any pay-in-kind interest issued in accordance with the Mezzanine Financing Documents, from the issuance of subordinated debt (with attached warrants) of Big Flower to the THL Investors or one or more of their Affiliates, which debt shall bear interest at a rate of 12% per annum (which interest at a rate of 10% per annum shall be payable in cash and which interest at a rate of 2% per annum shall be payable in kind).

          "Mezzanine Financing Documents" shall mean each of the documents related to the consummation of the Mezzanine Financing.

          "Monthly Period" shall mean the period commencing on the first calendar day of each month, if such day is a Business Day, or the first Business Day succeeding the first calendar day of each month and ending on the day next preceding the first Business Day of the following Monthly Period; PROVIDED that the first Monthly Period shall commence on the Closing Date.

          "Multiemployer Plan" means a Pension Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, but not limited to, (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale and legal, accounting and investment banking fees and sales commission(s)), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

          "Non-payment Default" shall have the meaning ascribed to such term in
Section 8.2(b)

          "Notes" means, collectively, the Bridge Notes and the Term Notes.

          "Notice of Borrowing" means a notice substantially in the form of
EXHIBIT IV-A with respect to a proposed borrowing.

          "Notice of Conversion" means a notice substantially in the form of
EXHIBIT IV-B with respect to a proposed conversion.

          "Obligations" means all obligations of every nature of the Company from time to time owed to the Lenders and the Agents under the Loan Documents, whether for principal, reimbursements, interest, fees, penalties, expenses, indemnities, damages or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "Offer Payment Date" has the meaning ascribed to such term in Section 2.5A(iv).

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or Assistant Secretary.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by an Officer.

          "Other Taxes" has the meaning ascribed to such term in Section 12.19.

          "Pari Passu Indebtedness" means, with respect to the Company or any Subsidiary Guarantor, Indebtedness of such Person which ranks junior in right of payment to all Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness, as the case may be, PARI PASSU in right of payment to the Loans or the Guarantee of such Subsidiary Guarantor, as the case may be, and senior in right of payment to all Subordinated Indebtedness.

          "Payment Blockage Notice" has the meaning ascribed to such term in
Section 8.2(b).

          "Payment Blockage Period" has the meaning ascribed to such term in
Section 8.2(b).

          "Payment Default" shall have the meaning ascribed to such term in
Section 8.2(a).

          "Payment Office" shall mean the office of the Agents c/o BTCo located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agents may designate (with the consent of the Company, which consent shall not unreasonably be withheld) to the Company and the Lenders from time to time.

          "Payment Restriction" has the meaning ascribed to such term in
Section 6.7.

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

          "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company, any Subsidiary of the Company or any member of the Controlled Group.

          "Permitted Affiliate Transactions" shall have the meaning ascribed to it in Section 6.8(b).

          "Permitted Conversion" shall mean the conversion into the right to receive Post-Closing Convertible QUIPS Conversion Payments of Convertible Subordinated Debentures received by any holder of Convertible QUIPS in exchange for such holder's Convertible QUIPS in accordance with the terms of the Convertible Subordinated Debenture Indenture, the Convertible QUIPS Documents and the relevant Recapitalization documents.

          "Permitted Encumbrances" means (i) Liens granted to secure the Senior Credit Facility and to secure obligations under any Interest Rate Agreement and any Currency Agreement permitted under this Agreement; (ii) Liens existing on the Closing Date set forth on SCHEDULE A to the extent and in the manner such Liens are in effect on the Closing Date and any extensions, renewals or replacements thereof; (iii) Liens for taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iv) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, suppliers, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more that 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) any attachment or judgment Lien not constituting an Event of Default; (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(viii) easements, rights-of-way, zoning and other restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(xii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property which was subject to the Lien under the Indebtedness being Refinanced; (xiv) Liens to secure Senior Indebtedness and Liens to secure Subsidiary Guarantor Senior Indebtedness; (xv) Liens securing amounts under the A/R Facility; (xvi) Liens securing purchase money indebtedness permitted to be incurred under this Agreement; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; (xviii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xix) Liens securing Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor and that is permitted to be incurred pursuant to Section 6.1; (xx) Liens on assets of Restricted Subsidiaries securing letters of credit issued in the ordinary course of business of such Restricted Subsidiaries; (xxi) the Lien granted to the trustee under the Senior Subordinated Indenture or any other indenture that Refinances the Loans and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of the Senior Subordinated Indenture; and (xxii) Liens securing Intercompany Indebtedness.

          "Permitted Holders" shall mean and include (i) THL, THL Affiliates and THL Investors, (ii) ECP, ECP Affiliates and ECP Investors, (iii) the Ammon Permitted Holders and (iv) the other Management Participants.

          "Permitted Indebtedness" shall have the meaning ascribed to it in
Section 6.1.

          "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor, PROVIDED that such Investment is permitted by
Section 6.6(a)(iv) or 6.6(b); PROVIDED that such Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary that is not a Subsidiary Guarantor has not Incurred (and will not Incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be Incurred by such Restricted Subsidiary under Section 6.1); PROVIDED, FURTHER, that (x) such Investment shall be a Permitted Investment only for so long as any such Subsidiary in which the Investment has been made meets the conditions set forth above and (y) no Investment in any such Person, Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary that is not a Subsidiary Guarantor (including any transaction pursuant to which any Person becomes a Restricted Subsidiary of the Company) will be a Permitted Investment if and for so long as such Restricted Subsidiary is or would be subject to any Payment Restriction that is not permitted pursuant to Section 6.7; (c) any Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness of the Company for payment in respect of such Investment is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company's Obligations at least to the same extent and in the same manner as the Loans are subordinated to the Senior Credit Facility; (d) Investments made by the Company or by its Restricted Subsidiaries out of the Net Cash Proceeds of an Asset Sale made in compliance with Section 2.5A(ii)(a); (e) Intercompany Indebtedness; (f) accounts receivable created or acquired in the ordinary course of business; (g) obligations or shares of Capital Stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment; (h) Currency Agreements and Interest Rate Agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates and interest rates entered into in the ordinary course of business in connection with the operation of the Company's or its Restricted Subsidiaries' businesses;

(i) agreements designed to hedge against fluctuations in the cost of raw materials entered into in the ordinary course of business in connection with the operation of the Company's and the Subsidiaries' business ("Raw Material Hedge Agreements"); and (j) Investments that are in Persons (including Unrestricted Subsidiaries) who derive substantial revenues from operations similar or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Investment and that have the purpose of furthering the operations of the Company and its Restricted Subsidiaries; PROVIDED that Investments of the type described in this clause (j) shall not exceed $10.0 million at any one time outstanding.

          "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (iv), (v), (vii),
(viii), (ix), (xi) and (xii) through (xvi) of Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (iv), (v),
(vii), (viii), (ix), (xi) and (xii) through (xvi) of Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein); PROVIDED that in the case of each of (A) and (B), (i) the principal amount of such Permitted Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded PLUS any amounts incurred to pay premiums and fees in connection therewith, (ii) the Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (iii) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Loans, such Permitted Refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" shall mean (i) any single-employer plan, as defined in Section 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute to by) the Company or a Subsidiary of the Company or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), the Company, any Subsidiary of the Company or any ERISA Affiliate could currently incur any liability under such plan.

          "Post-Closing Convertible QUIPS Conversion Payments" shall mean the cash payment payable to any holder of Convertible QUIPS in connection with a Permitted Conversion representing the merger consideration to which such holder would have been entitled had such holder exchanged such Convertible QUIPS for Common Stock of Big Flower at the time of the consummation of the Recapitalization.

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

          "Private Internet Sale" means the sale by Big Flower of certain private Internet investments for a total of approximately $21.4 million.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

          "Pro Forma Balance Sheet" has the meaning ascribed to such term in
Section 4.5(a).

          "Projections" means the detailed projected consolidated financial statements of Big Flower and its Subsidiaries after giving effect to the Transactions, as set forth in the Confidential Memorandum dated November 1999, for the period from the Closing Date to December 31, 2008.

          "Public Internet Investments" shall have the meaning ascribed to such term in the Senior Credit Facility as in effect on the date hereof.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Raw Material Hedge Agreements" shall have the meaning ascribed to such term in the definition of "Permitted Investments."

          "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

          "Recapitalization" means the recapitalization of Big Flower through the merger of BFH Merger Corp., a Delaware corporation formed by the Equity Investors, with and into Big Flower.

          "Recapitalization Agreement" means the Amended and Restated Agreement and Plan of Merger, dated as of October 11, 1999, between Big Flower and BFH Merger Corp., pursuant to which BFH Merger Corp. will be merged with and into Big Flower. The Recapitalization Agreement is attached hereto as EXHIBIT XI.

          "Receivables Subsidiary" shall mean a Wholly-Owned Subsidiary of Treasure Chest which engages in no activities other than in connection with the financing of accounts receivable and which is designated (as provided below) as the Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Big Flower or any other Subsidiary of Big Flower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Big Flower or any other Subsidiary of Big Flower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Big Flower or any other Subsidiary of Big Flower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Big Flower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the A/R Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Big Flower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Big Flower, and (c) to which neither Big Flower nor any other Subsidiary of Big Flower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Agents by filing with the Agents an officer's certificate of Big Flower certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

          "Reference Date" shall have the meaning ascribed to such term in
Section 6.3(c).

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Register" has the meaning ascribed to such term in Section 5.15.

          "Registration Rights Agreement" means a registration rights agreement substantially in the form of EXHIBIT V (with such changes therein as the Agents and the Company shall approve).

          "Registration Rights and Stockholders Agreement" means a registration rights and stockholders agreement to be entered into by Big Flower, the Equity Investors and the Agents, which agreement will have certain registration rights and stockholders rights as are customary for such common equity issuance and as are reasonably satisfactory in all respects to Big Flower, the Equity Investors and the Agents.

          "Related Business" means any capital expenditure or Investment in properties and assets that replace the properties and assets that were the subject of an Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Reportable Event" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

          "Representative" means the trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Request" shall have the meaning ascribed to it in Section 5.12A.

          "Required Lenders" means the Agents together with Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes.

          "Restricted Payment" has the meaning ascribed to such term in
Section 6.3.

          "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (xxi) of Section 6.1 regardless of whether clause (xxi) of
Section 6.1 is otherwise operative.

          "Returns" has the meaning ascribed to such term in Section 4.8.

          "RGP" shall mean RGP Limited Partnership, a limited partnership organized and existing under the laws of the State of Nevada.

          "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the Credit Agreement dated as of December 7, 1999, between the Company, certain of its subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Chase Securities, Inc. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, The Chase Manhattan Bank, as Administrative Agent, Bankers Trust Company, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and various co-agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Loans. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include (x) the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of all monetary obligations of every nature of the Company under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof), and (y) all obligations under Interest Rate Agreements and Currency Agreements (and any guarantees thereof) in each case whether outstanding on the Closing Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include (a) Indebtedness evidenced by the Loans, the Exchange Notes, the Demand Take-Out Notes or the Take-Out Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Person, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Person to or guaranteed on behalf of any shareholder of Big Flower, director, officer or employee or for services rendered to such Person or any Subsidiary thereof,
(g) any liability for federal, state, local or other taxes owed or owing by such Person, (h) Indebtedness of such Person to a Subsidiary of such Person and (i) that portion of any Indebtedness which is incurred by such Person in violation of

Section 6.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement).

          "Senior Indebtedness Obligations" means all obligations of the Company for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Senior Indebtedness, and all guarantees by the Company of any of the foregoing.

          "Senior Subordinated Indenture" means an indenture between the Company and a trustee substantially in the form of the Agents' customary high yield indenture (which shall include guarantees of the Exchange Notes by Subsidiary Guarantors substantially identical to the guarantees contained in Section 10), modified as appropriate for the Exchange Notes and having principal negative covenants substantially identical to Section 6, principal events of default substantially identical to Section 7 and subordination provisions substantially identical to Sections 8 and 11 (with such changes as the Agents and the Company shall approve, and, at such time, if any, as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

          "Shareholders' Agreements" has the meaning ascribed to such term in
Section 3.1R(1).

          "Solvent Entity" has the meaning ascribed to such term in
Section 4.5(c).

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Big Flower or any Subsidiary thereof in connection with the A/R Facility which are reasonably customary in an accounts receivable transaction (including, without limitation, all such representations, warranties, covenants and indemnities included in the A/R Facility Documents, as in effect on the Closing Date).

          "Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned, directly or indirectly, by that Person. Notwithstanding the foregoing (and except for purposes of Sections
4.14 through 4.17, inclusive, and the definition of "Unrestricted Subsidiary" contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its other Subsidiaries for purposes of this Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Big Flower or the Company, as the case may be.

          "Subsidiary Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Subsidiary Guarantor Senior Indebtedness" shall also include (x) the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of all monetary obligations (including guarantees thereof) of every nature of such Subsidiary Guarantor under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof), and (y) all obligations under Interest Rate Agreements and Currency Agreements (and any guarantees thereof), in each case whether outstanding on the Closing Date or thereafter incurred. Notwithstanding the foregoing, "Subsidiary Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Subsidiary Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Subsidiary Guarantor, (c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor, (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Subsidiary Guarantor to or guaranteed on behalf of any shareholder of Big Flower, director, officer or employee or for services rendered to such Subsidiary Guarantor or any Subsidiary thereof, (g) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (h) Indebtedness of such Subsidiary Guarantor representing a guarantee of Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any other Subsidiary Guarantor, (i) Indebtedness of such Subsidiary Guarantor to a Subsidiary of the Company and (j) that portion of any Indebtedness which is incurred by such Subsidiary Guarantor in violation of Section 6.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (j) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement).

          "Subsidiary Guarantor Senior Indebtedness Obligations" means all obligations of any Subsidiary Guarantor for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Subsidiary Guarantor Senior Indebtedness, and all guarantees by such Subsidiary Guarantor of any of the foregoing.

          "Subsidiary Guarantors" means each of the present Wholly-Owned Restricted Subsidiaries of the Company listed on SCHEDULE G hereto and each of the future Wholly-Owned Restricted Subsidiaries of the Company other than Foreign Subsidiaries, any Receivables Subsidiary, RGP and Treasure Chest of Nevada; in each case to the extent (and for so long as) any

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                                      -39-

such Wholly-Owned Restricted Subsidiary is a guarantor or a borrower under the Senior Credit Facility.

          "Successor" shall have the meaning ascribed to such term in Section 6.6(b).

          "Syndication" has the meaning ascribed to such term in Section 12.2A.

          "Take-Out Banks" has the meaning ascribed to such term in Section
3.1M.

          "Take-Out Securities" means (i) any Securities of Big Flower, the Company and/or the Subsidiary Guarantors the proceeds of which are used to repay the Notes in full and (ii) any Securities of the Company issued in accordance with Section 6.12 the proceeds of which are used to Refinance the Notes in part, including, without limitation, the Demand Take-Out Notes.

          "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

          "Tax Sharing Agreement" means any tax sharing or tax allocation agreements entered into by Big Flower or any of its Subsidiaries.

          "Tender Offer" means the Company's Offer to Purchase and Consent Solicitation Statement dated October 25, 1999, as amended, with respect to the Big Flower Press Notes.

          "Term Loan" shall have the meaning ascribed to such term in Section 2.2A.

          "Term Loan Commitment" has the meaning ascribed to such term in
Section 2.2A.

          "Term Notes" has the meaning ascribed to such term in Section 2.2E.

          "THL" shall mean Thomas H. Lee Partners, L.P., a Delaware limited partnership.

          "THL Affiliates" shall mean any Affiliate of THL, PROVIDED that for purposes of the definition of "Change of Control," the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

          "THL Investor" shall mean and include Thomas H. Lee Equity Fund, IV, L.P., Thomas H. Lee Foreign Fund, IV, L.P., Thomas H. Lee Equity Fund IV, L.P., 1997 Thomas H. Lee Nominee Trust and Thomas H. Lee Charitable Investment, L.P., or any limited or general partner, stockholder, officer, employee or consultant of such THL Investor, or any officer, employee or consultant of THL; PROVIDED that for the purposes of making calculations under the definition of "Change of Control," the aggregate amount of equity of Big Flower attributable to consultants of THL and consultants of THL Investors may not exceed $3,000,000.

          "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

          "Transaction Date" has the meaning ascribed to such term in the definition of "Fixed Charge Coverage Ratio."

          "Transactions" shall mean, collectively, (i) the Equity Financing,
(ii) the incurrence of the loans drawn down on the Closing Date under the Senior Credit Facility, (iii) the incurrence of the Bridge Loans hereunder on the Closing Date, (iv) the Recapitalization, (v) the Columbine/XL Ventures Disposition, (vi) the Mezzanine Financing, (vii) any other transaction on the Closing Date contemplated in relation to the foregoing and (viii) the payment of fees and expenses in connection with the foregoing.

          "Transferee" has the meaning ascribed to such term in Section 12.19.

          "Treasure Chest" shall mean Treasury Chest Advertising Company, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

          "Treasure Chest of Nevada" shall mean Treasure Chest Advertising Company of Nevada, Inc., a corporation organized and existing under the laws of the State of Nevada.

          "Treasury Rate" means, for any period, a rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the rate determined by the Agents to be the yield expressed as a rate in the secondary market on United States Treasury securities of substantially the same principal amount as the Loans and having a term to maturity equal to 10 years (such determination to be based upon quotes obtained by the Agents from established dealers in such market).

          "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory or possession, whether now or hereafter constituted and/or existing.

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of October 14, 1997, among Big Flower, The Bank of New York, as property trustee thereunder, The Bank of New York (Delaware), as Delaware trustee, and various administrative trustees thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, unless such Restricted Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Restricted Subsidiary of the Company which is not a Subsidiary of the Restricted Subsidiary to be so designated; PROVIDED that (a) the Company certifies that such designation complies with Section 6.3 and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (xxi) of Section 6.1 regardless of whether clause (xxi) of Section 6.1 is otherwise operative.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

          "Warrant Agreement" shall have the meaning ascribed to such term in
Section 5.12B.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Weighted Average Yield" shall mean the yield which is calculated by adding the following two percentages:

     (i) the percentage which results by multiplying (a) the aggregate principal amount of Demand Take-Out Notes issued by the Company divided by the aggregate principal amount of Demand Take-Out Notes issued by the Company and Big Flower, together, by (b) the interest rate on the Demand Take-Out Notes issued by the Company; and

     (ii) the percentage which results by multiplying (a) the aggregate principal amount of Demand Take-Out Notes issued by Big Flower divided by the aggregate principal amount of Demand Take-Out Notes issued by the Company and Big Flower, together, by (b) the interest rate on the Demand Take-Out Notes issued by Big Flower.

          "Wholly-Owned Restricted Subsidiary" means a Wholly-Owned Subsidiary which is a Restricted Subsidiary.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof.

          "Year 2000 Compliant" means for all dates and times, including, without limitation, dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems of the Company and its Subsidiaries, other than any errors or malfunctions which are the result of any incorrect date and time information incorporated into calculations from systems external to the Company and its Subsidiaries:

          (i) the application system consistently functions and receives and processes dates and times correctly without abnormal results;

          (ii) no date related calculations are incorrect (including, without limitation, age calculations, duration calculations and scheduling calculations) as a result of the advent of the year 2000;

          (iii) all manipulations and comparisons of date-related data produce correct and consistent results for all valid date values within the scope of the application;

          (iv)    there is no century ambiguity;

          (v)     all reports and displays are sorted correctly; and

          (vi) leap years are accounted for and correctly identified (including, without limitation, that the year 2000 is recognized as a leap year).

          1.2     ACCOUNTING TERMS

          For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.3     OTHER DEFINITIONAL PROVISIONS; ANNIVERSARIES

          Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2  AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

          2.1     BRIDGE LOAN AND BRIDGE NOTE

          A. BRIDGE LOAN COMMITMENT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree to lend to the Company on the Closing Date $450,000,000 (less the amount of Big Flower Press Notes in excess of $500,000 aggregate principal amount not repurchased pursuant to the Tender Offer), in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Company pursuant to this Section 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

          B. NOTICE OF BORROWING. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agents a Notice of Borrowing no later than 3:00 P.M. (New York time), at least one Business Day in advance of the Closing Date or such later date as shall be agreed to by the Agents. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agents shall promptly notify each Lender of its share of the Bridge Loan and the other matters covered by the Notice of Borrowing.

          C. DISBURSEMENT OF FUNDS. (a) No later than 11:00 A.M. on the Closing Date, each Lender will make available its PRO rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agents in U.S. Legal Tender and immediately available funds at the Payment Office and the Agents immediately will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agents shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Agents its portion of the Bridge Loan to be made on such date, the Agents may assume that such Lender has made such amount available to the Agents on such date, and the Agents, in reliance upon such assumption, may (in their sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agents by such Lender and the Agents have made available same to the Company, the Agents shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agents' demand therefor, the Agents shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agents. The Agents shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agents to the Company to the date such corresponding amount is recovered by the Agents, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest on the Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

          D. BRIDGE NOTES. The Company shall execute and deliver to each Lender on the Closing Date a Bridge Note dated the Closing Date substantially in the form of EXHIBIT I to evidence such Lender's portion of the Bridge Loan Commitment and with appropriate insertions (the "Bridge Notes").

          E. SCHEDULED PAYMENT OF BRIDGE LOAN. Subject to Section 2.2, the Company shall pay in full the outstanding amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date.

          F. TERMINATION OF BRIDGE LOAN COMMITMENT. The Bridge Loan Commitment hereunder shall terminate on the earlier of (i) the termination of the Recapitalization Agreement in accordance with the terms thereof or (ii) December 31, 1999 if no portion of the Bridge Loan has been funded (other than as a result of the failure of the Lenders to fulfill their obligations hereunder) on or before such date.

          G. PRO RATA BORROWINGS. The Bridge Loan made under this Agreement shall be made by the Lenders PRO RATA on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          2.2     TERM LOAN AND TERM NOTE

          A. TERM LOAN COMMITMENT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of the Company, to convert the then outstanding principal amount of the Bridge Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this Section 2.2A are herein called collectively, the "Term Loan Commitment."

          B. NOTICE OF CONVERSION/BORROWING. If the Company has not repaid the Bridge Loan in full on or prior to the Conversion Date, then the Company shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this Section 2.2. The Company shall deliver to the Lenders a Notice of Conversion no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

          C. MAKING OF TERM LOAN. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2, each Lender shall extend to the Company the Term Loan to be issued on the Conversion Date by such Lender by canceling on its records a corresponding principal amount of the Bridge Notes held by such Lender.

          D. MATURITY OF TERM LOAN. The Term Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on the tenth anniversary of the Closing Date (the "Maturity Date").

          E. TERM NOTES. The Company, as borrower, shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of EXHIBIT II to evidence the Term Loan made on such date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively the "Term Notes").

          2.3     INTEREST ON THE LOANS

          A. RATE OF INTEREST. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate determined as set forth below.

          (i) FLOATING RATE LOANS. Subject to Sections 2.3A(ii) and (iii), the Loans shall bear interest for each Monthly Period at a rate per annum equal to the Applicable Rate for such period plus the Applicable Spread.

          (ii) FIXED RATE LOANS. Subject to Section 2.3A(iii), at any time on and after the Conversion Date, at the request of any Lender, all or any portion of the Term Loan owing to such Lender shall bear interest at a fixed rate per annum equal to the rate of interest borne by the Term Loans at the time of such request (such rate of interest equal to the Applicable Rate plus the Applicable Spread (the "Fixed Rate")), effective as of the first interest payment date with respect to such Term Loan after such notice so long as the 30 Business Days' notice set forth below is given; PROVIDED that no such conversion shall be permitted in respect of amounts to be voluntarily prepaid following receipt of a notice of prepayment pursuant to Section 2.5A. In order to request the conversion of a Floating Rate Loan to a Fixed Rate Loan, the Lender shall notify the Agents in writing of its intention to do so at least 30 Business Days prior to an interest payment date indicating the amount of the Term Loan for which it is requesting conversion to a Fixed Rate Loan, which shall be not less than $5,000,000 and increments of $10,000 in excess thereof, and the Agents shall so notify the Company at least 30 Business Days prior to such next succeeding interest payment date. Upon the conversion of a portion of a Floating Rate Loan to a Fixed Rate Loan an appropriate notation will be made on the Term Note and, on and after the first interest payment date following the receipt by the Company of a notice hereunder, such portion of the Term

Loan which is converted to a Fixed Rate Loan shall bear interest at the Fixed Rate until repaid.

          (iii) Notwithstanding clause (i) or (ii) of this Section 2.3A or any other provision herein, in no event, other than that set forth below in Section 2.3C, will the interest rate on any Loan exceed 13.00% per annum, with respect to the period from the Closing Date through and including June 1, 2000, and 13.5% per annum thereafter.

          B. INTEREST PAYMENTS. Interest shall be payable (i) with respect to the Bridge Loan, in arrears on January 1, 2000, April 1, 2000, July 1, 2000, October 1, 2000, and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loan in respect of any amounts paid on such date and not converted to Term Loans and
(ii) with respect to the Term Loan, (A) in arrears on each January 1, April 1, July 1, and October 1 of each year, in the case of Floating Rate Loans, and (B) in arrears on each June 1 and December 1 of each year, in the case of Fixed Rate Loans, in each case commencing on the first of such dates to follow the Conversion Date, upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan.

          C. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

          D. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 365-day year and, with respect to any amount of the Loans which are Floating Rate Loans, the actual number of days elapsed in the period during which it accrues or, with respect to any amount of the Loans which are Fixed Rate Loans, twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          2.4     FEES

          The Company agrees to pay to Bankers Trust Corporation, Chase and Nations all fees and other obligations in accordance with, and at the times specified by, the Commitment Letter.

          2.5     PREPAYMENTS AND PAYMENTS

          A.      PREPAYMENTS

          (i) VOLUNTARY PREPAYMENTS. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agents at any time and from time to time, prepay the Loans made to the Company in whole or in part in an aggregate minimum amount; PROVIDED that unless Loans are to be prepaid in full, such voluntary prepayments (i) shall not result in the aggregate amount of the Loans outstanding being less than $150,000,000 or (ii) shall not be made at a time when the aggregate amount of the Loans outstanding is less than $150,000,000; PROVIDED, FURTHER, that at such time as all or part of the Term Loan bears interest at the Fixed Rate, the Term Loan or such part that bears interest at the Fixed Rate, as the case may be, will be redeemable at the option of the Company, in whole or in part, at any time at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning January 1 of the years indicated below:

      Year                                                 Percentage
      ----                                                 ----------
      2005   ........................................         106.75%
      2006   ........................................         104.50%
      2007   ........................................         102.25%
      2008 and thereafter............................         100.00%

          Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed. No such prepayment shall be made without the consent of the Lenders unless all amounts owing are paid in full.

          (ii)    MANDATORY PREPAYMENTS.

          (a) PREPAYMENTS FROM ASSET SALES. Upon receipt by the Company or any Restricted Subsidiary of the Company of Cash Proceeds of any Asset Sale permitted by Section 6.13, the Company or any Restricted Subsidiary of the Company shall, or shall cause its Restricted Subsidiaries to, apply the Net Cash Proceeds of such Asset Sale (w) to prepay the term loans outstanding under the Senior Credit Facility, (x) to prepay revolving loans outstanding under the Senior Credit Facility; PROVIDED that except in the case of a prepayment of such revolving loans with the proceeds of a sale of Public Internet Investments, the commitment under the Senior Credit Facility is permanently reduced to the extent of the prepayment, (y) to prepay any other Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness or
     (z) apply any Net Cash Proceeds remaining after application pursuant to clauses (w), (x) and (y) above to a Related Business. Promptly after the consummation of an Asset Sale, the Company shall deliver to the Agents an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

          To the extent not used as above, the Company shall, or shall cause its Restricted Subsidiaries to, prepay the Loans with the Net Cash Proceeds received from any Asset Sale on a date not later than the Business Day next succeeding the 360th day after the consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by the Company or any Restricted Subsidiary of the Company within 360 days as provided in the immediately preceding paragraph; PROVIDED that at such time as the Term Loan bears interest at the Fixed Rate, any such Net Cash Proceeds not so applied shall be used to make an offer to purchase the Term Loan from each Lender on a PRO RATA basis at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase; PROVIDED, FURTHER, that if the Senior Subordinated Indenture requires the Company to make an offer to purchase Exchange Notes in connection with an Asset Sale, to the extent holders of Exchange Notes do not accept such offer the Company will apply any Net Cash Proceeds not accepted by the holders of Exchange Notes to prepay the Loans.

          Notwithstanding the foregoing provisions of this paragraph, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, no mandatory repayments shall be required pursuant to this paragraph until the date on which the aggregate Net Cash Proceeds from all Asset Sales not reinvested within the time periods specified by this paragraph equal or exceed $5 million.

          (b) PREPAYMENTS FROM ISSUANCES OF TAKE-OUT SECURITIES. Concurrently with the receipt by the Company of proceeds from the issuance of Take-Out Securities, the Company shall prepay the Loans (at a price per Note equal to the principal amount of such Note plus accrued and unpaid interest, if any, to the date of payment) in a principal amount equal to the lesser of the proceeds thereof (net of expenses payable by the Company to any Person other than an Affiliate of the Company in connection with the issuance thereof) or the aggregate principal amount of the Notes then outstanding.

          (c) NOTICE. The Company shall notify the Agents of any prepayment to be made pursuant to this Section 2.5A(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Agents).

          (iii) COMPANY'S MANDATORY PREPAYMENT OBLIGATION; APPLICATION OF PREPAYMENTS. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          (iv)    MANDATORY OFFER TO PURCHASE NOTES.

          (a) Upon the occurrence of a Change of Control after the Conversion Date (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest thereon to the date of repurchase. Prior to the mailing of the notice to the Agents provided for in paragraphs (b) and
     (c) below but in any event within 30 days following any Change of Control, the Company hereby covenants to (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or to offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness of each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility and all other Senior Indebtedness to permit the repurchase of the Notes as provided for in paragraph (d) below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to this Section 2.5A(iv). After the Conversion Date, the Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (c) below as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in Section 7.3 but shall not constitute an Event of Default described in Section 7.1.

          (b) The notice to the Agents shall contain all instructions and materials necessary to enable the Lenders to tender Notes pursuant to the Change of Control Offer.

          (c) Within 30 days following the Change of Control Date the Company shall mail a notice to the Agents stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 2.5A(iv) and that all Notes validly tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Offer Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the repurchase price of the Notes;

                  (5) that if a Lender elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to 3:00 p.m. New York time on the Offer Payment Date;

                  (6) that a Lender will be entitled to withdraw its election if the Company receives, not later than 3:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes such Lender delivered for purchase, and a statement that such Lender is withdrawing its election to have such Note purchased; and

                  (7) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

          (d) On or before the Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased. The Agents shall promptly mail to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price unless such payment is prohibited pursuant to Section 8 hereof or otherwise.

          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          B. MANNER AND TIME OF PAYMENT. All payments of principal and interest hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agents, unless otherwise specified, not later than 3:00 P.M. (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agents after that time shall be deemed to have been paid by the Company on the next succeeding

Business Day. The Company hereby authorizes the Agents to charge its account with the Agents in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

          C. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

          D. NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; PROVIDED that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

          2.6     USE OF PROCEEDS

          A. BRIDGE LOAN. The proceeds of the Bridge Loan shall be applied by the Company, together with borrowings under the Senior Credit Facility, the A/R Facility and funds raised in the Equity Financing, the Columbine/XL Ventures Disposition and the Mezzanine Financing, to the payment of the Transaction Costs and to pay for the Recapitalization.

          B. TERM LOAN. Upon the extension of a Term Loan by a Lender, the Company and such Lender shall cancel a corresponding principal amount of Bridge Notes held by such Lender.

          C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange

Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3  CONDITIONS

          3.1     CONDITIONS TO BRIDGE LOAN

          The obligations of the Lenders to make the Bridge Loan are subject to prior or concurrent satisfaction of each of the following conditions:

          A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Agents and, unless otherwise noted, dated the Closing Date:

          1. a copy of Big Flower's, the Company's and each Subsidiary Guarantor's charter, certified as of the Closing Date by one of its Officers, together with a certificate of status, compliance, good standing or like certificate with respect to Big Flower, the Company and each Subsidiary Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

          2. a copy of Big Flower's, the Company's and each Subsidiary Guarantor's bylaws, certified as of the Closing Date by one of its Officers;

          3. resolutions of Big Flower's, the Company's and each Subsidiary Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Documents to which it is a party and any other documents, instruments and certificates required to be executed by Big Flower, the Company or such Subsidiary Guarantor in connection herewith and therewith and approving and authorizing the execution and delivery of the Documents and the consummation of the Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

          4. executed copies of this Agreement and the Bridge Notes substantially in the form of EXHIBIT I executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

          5. an originally executed Notice of Borrowing substantially in the form of EXHIBIT IV-A, signed by a duly authorized Officer of the Company;

          6. originally executed copies of the written opinions of (I) Sullivan & Cromwell, counsel for Big Flower, the Company and the Subsidiary Guarantors, substantially in the form of EXHIBIT VI and addressed to the Lenders, (II) Irene B. Fisher, Esq., Vice President and Associate General Counsel for Big Flower, the Company and the Subsidiary Guarantors, substantially in the form of EXHIBIT VII and addressed to the Lenders, and
     (III) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Agents shall have reasonably requested including, without limitation, receipt of an environmental report and technical reports from independent consultants in respect of the Company and the Subsidiaries of the Company and their respective properties, reasonably satisfactory to the Agents;

          7. a solvency certificate addressed to the Agents and dated the Closing Date from the chief financial officer of the Company, which solvency certificate shall be in the form of Exhibit G (appropriately completed) to the Senior Credit Facility, expressing opinions of value and other appropriate factual information regarding the solvency of the Company and its Subsidiaries (on a consolidated basis) after giving effect to the Transactions and the incurrence of all financings contemplated herein, and a solvency opinion from Valuation Research Corporation in the form required to be delivered to shareholders of Big Flower pursuant to the Recapitalization Agreement and otherwise in form and substance satisfactory to the Agents;

          8. true and correct copies of the Recapitalization Agreement, which shall not have been amended without the Agents' consent (which consent shall not be unreasonably withheld or delayed) and which shall be in full force and effect and each of the conditions to purchase contained therein shall have been performed or complied with substantially on the terms set forth therein and not materially waived without the Agents' consent (which consent shall not be unreasonably withheld or delayed);

          9.      (i)   executed or conformed copies of the Senior Credit
     Facility and any amendments thereto made on or prior to the Closing Date and a copy of each legal opinion delivered in connection with the Senior Credit Facility, and the terms and provisions of the Senior Credit Facility and all documents and instruments relating thereto shall be reasonably satisfactory to the Agents, (ii) an Officers' Certificate from the Company certifying that the Senior Credit Facility is in full force and effect on the Closing Date and (iii) an Officers' Certificate from the Company to the effect that such party has performed or complied with all agreements and conditions contained in the Senior Credit Facility, except where such agreements or conditions would not reasonably be expected to have a Material Adverse Effect; the Company shall have received $536.5 million in cash on the Closing Date from borrowings under the Senior Credit Facility; and the Company shall have available to it a revolving credit facility; and

          10. a notation of Guarantee, executed and delivered by each Subsidiary Guarantor, dated the date of this Agreement, substantially in the form of EXHIBIT IX, as applicable.

          B. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the Recapitalization shall have expired without any action being taken by any competent authority (including without limitation, any Tribunal) which restrains, prevents or imposes materially adverse conditions upon the completion of the Recapitalization or the financing thereof and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Agents shall have been delivered to the Agents.

          C. On or before the Closing Date, the Company shall have paid to Bankers Trust Corporation, Chase and Nations the fees payable on the Closing Date pursuant to Section 2.4.

          D. At the Closing Date, Big Flower shall have consummated the Equity Financing and received gross proceeds in cash of at least $394,247,700 therefrom ($86,144,846 of which may be in the form of rollover equity). The Equity Financing shall have been definitively documented on terms and conditions reasonably satisfactory to the Agents, all such documentation shall be in full force and effect (and a copy thereof shall have been provided to the Agents) and the parties thereto shall be in compliance with all agreements thereunder except for such agreements as would not reasonably be expected to have a Material Adverse Effect.

          E. The existing A/R Facility shall remain in place, and all such documentation shall be in full force and effect (and a copy thereof shall have been provided to the Agents).

          F. At the Closing Date, if Big Flower shall have consummated each of the Columbine Sale and the Private Internet Sale, such sales shall have been on terms and in form and substance reasonably satisfactory to the Agents and Big Flower shall have received the proceeds from the Columbine Dividend (and a copy of all documents in connection with each of the Columbine Sale, the Private Internet Sale and the Columbine Dividend shall have been provided to the Agents).

          G. At the Closing Date, Big Flower shall have entered into definitive documentation on terms and in form and substance reasonably satisfactory to the Agents with respect to the Mezzanine Financing, and all such documentation shall be in full force and effect (and a copy thereof shall have been provided to the Agents).

          H. Big Flower shall have received $100 million from the Mezzanine Financing.

          I. The Company shall have received tenders and consents of the holders of at least 51% of the outstanding principal amount of each of the series of the Big Flower Press Notes pursuant to the Tender Offer, and the Company shall have, simultaneously with the funding of the Bridge Loan, purchased all Notes pursuant to the Tender Offer and shall have executed supplemental indentures therefor.

          J. Simultaneously with the making of the Bridge Loan by the Lenders, the Company shall have delivered to the Agents an Officers' Certificate from the Company in form and substance satisfactory to the Agents to the effect that (i) the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company hereunder on or prior to the Closing Date (other than such conditions the satisfaction of which is subject to the satisfaction of the Agents and/or the Required Lenders) and (iii) all conditions to the consummation of the Recapitalization in the Recapitalization Agreement have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agents' prior written consent.

          K. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

          L. The PRO FORMA consolidated capital structure of the Company and its Subsidiaries, after giving effect to the Transactions, shall be consistent with the capital structure contemplated in the Commitment Letter, and other than the Bridge Loan, the Senior Credit Facility, the A/R Facility, the Mezzanine Financing and other indebtedness reasonably satisfactory to the Lenders, Big Flower, the Company and their subsidiaries, after giving effect to, and upon consummation of, the Transactions, shall have no outstanding indebtedness for money borrowed.

          M. The Company shall have entered into an agreement to engage one or more investment banks (collectively, the "Take-Out Banks") reasonably satisfactory to the Agents providing that the Take-Out Banks will, to the extent that the Company deems it necessary and advisable, publicly sell or privately place the Demand Take-Out Notes, and such agreement shall be in full force and effect.

          N. There shall not have occurred (i) since December 31, 1998, except as disclosed in reports filed by Big Flower with the Commission on or prior to the date hereof or disclosed in the Recapitalization Agreement as of the date hereof or in the disclosure schedules to the Recapitalization Agreement as of the date hereof, (and the Lenders shall have become aware of no facts or conditions not previously known to the Lenders) anything which the Lenders shall reasonably determine could have a material adverse effect on the rights or remedies of the Lenders, or on the ability of the Company to perform its obligations to the Lenders or which could have a materially adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company after giving effect to the Transactions; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been declared by New York or United States authorities; or (iv) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or
(B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the general financial markets of the United States since the date of the Commitment Letter which, in the reasonable judgment of the Agents, would materially and adversely affect the ability to sell or syndicate the Bridge Loan or to sell or place the Demand Take-Out Notes.

          O. The Agents and their counsel shall be satisfied that the consummation of the Recapitalization and the related financing, including the funding of the Bridge Loan, shall be in compliance with all applicable Laws (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System). On or prior to the Closing Date, (A) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agents and (B) all necessary material governmental (domestic and foreign), regulatory and third party approvals in connection with any existing indebtedness and Convertible QUIPS which are to remain outstanding after the Closing Date and the consummation of the Transactions shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agents. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing (i) with respect to the Transactions or any documentation executed in connection therewith (including any Loan Document) or the transactions contemplated thereby or with respect to any existing indebtedness or (ii) which any Agent shall reasonably determine would reasonably be likely to have (x) a materially adverse effect on the Transactions or on the rights or remedies of any Agent or the Lenders, or on the ability of Big Flower, the Company or any of their Subsidiaries to perform their respective obligations hereunder to the Agents and the Lenders or (y) a Material Adverse Effect.

          P. The Merger shall be consummated simultaneously with the making of the Initial Loans.

          Q. Copies of the Projections shall have been made available to the Agents.

          R. On or prior to the Closing Date, there shall have been made available to the Agents true and correct copies, certified as true and complete by an appropriate officer of Big Flower, of the following documents, in each case as the same will be in effect on the Closing Date after the consummation of the Transactions:

          1. all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Big Flower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          2. all material agreements with members of, or with respect to, the management of Big Flower or any of its Subsidiaries (collectively, the "Management Agreements");

          3. any material employment agreements entered into by Big Flower or any of its Subsidiaries in connection with the Recapitalization (collectively, the "Employment Agreements");

          4. all agreements evidencing or relating to Existing Indebtedness (as defined in the Senior Credit Facility) of Big Flower or any of its Subsidiaries after giving effect to the Transactions; and

          5.      any Tax Sharing Agreements;

all of which Shareholders' Agreements, Management Agreements, Employment Agreements, Existing Indebtedness agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Closing Date.

          3.2     CONDITIONS TO TERM LOAN

          The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

          A. The Agents shall have received in accordance with the provisions of Section 2.2B an originally executed Notice of Conversion.

          B. An Event of Default or Potential Event of Default shall not have occurred and be continuing under Section 7.5 or 7.6.

          C. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred and be continuing under Section 7.1.

          D. No Event of Default or Potential Event of Default shall have occurred under Section 7.2; PROVIDED that if an event described in this Section 3.2D is continuing at the Conversion Date but 10 days has not passed since the date of written notice of the commencement of such 10-day period from the Required Lenders (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period.

          E. On the Conversion Date, the Agents shall have received an Officers' Certificate from the Company, dated the Conversion Date and satisfactory in form and substance to the Agents, to the effect that the conditions in this Section 3.2 are satisfied on and as of the Conversion Date.

          F. The Company shall have executed and delivered to the Agents on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of EXHIBIT II to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Loan outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

          G.      The Company shall have paid any fees owing pursuant to Section
2.4 in cash to Bankers Trust Corporation, Chase and Nations.

          H. The conversion to the Term Loan shall not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board.


SECTION 4  REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans, each of Big Flower (solely

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                                      -63-

with respect to Sections 4.2, 4.3, 4.7, 4.10, 4.20, 4.21, 4.25 and 4.27) and the
Company represents and warrants with respect to itself to the Lenders that, at the time of execution hereof and after consummation of the Transactions, the following statements are true, correct and complete:

          4.1     COMPANY STATUS

          Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization, (ii) has the company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          4.2     COMPANY POWER AND AUTHORITY

          Each of Big Flower, the Company and their Subsidiaries has the power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary company action to authorize the execution, delivery and performance by it of each of such Documents. Each of Big Flower, the Company and their Subsidiaries has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          4.3     NO VIOLATION

          Neither the execution, delivery or performance by Big Flower or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or

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                                      -64-

result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Senior Credit Facility) upon any of the material properties or assets of Big Flower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Big Flower or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject (including, without limitation, the indentures relating to the Big Flower Press Notes, the Senior Credit Facility, the Mezzanine Financing Documents, the A/R Facility Documents and, on and after the execution and delivery thereof, the indentures relating to the Exchange Notes, the Demand Take-Out Notes and the Take-Out Securities), provided that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to Indebtedness in an aggregate amount not to exceed $10,000,000 for all such agreements, or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any of its Subsidiaries.

          4.4     GOVERNMENTAL APPROVALS

          No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transactions, (ii) the execution, delivery and performance of any Document or
(iii) the legality, validity, binding effect or enforceability of any such Document.

          4.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC.

          (a)     (i)    The audited consolidated statements of financial
condition of the Company and its Subsidiaries at December 31, 1996, December 31, 1997 and December 31, 1998 and the related consolidated statements of income and cash flow and changes in shareholders' equity of the Company and its Subsidiaries for the fiscal years ended on such dates, and furnished to the Lenders prior to the Closing Date, (ii) the audited consolidated balance sheet of the Company and its Subsidiaries as

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                                      -65-

of the end of the fiscal quarter of the Company ended September 30, 1999, and the related consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such quarterly period, and furnished to the Lenders prior to the Closing Date, (iii) the consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal month of the Company ended October 31, 1999 and the related consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such monthly period and (iv) an unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date and after giving effect to the Transactions and the incurrence of all Indebtedness (including the Bridge Loan, the Senior Credit Facility and the Mezzanine Financing) contemplated herein (the "Pro Forma Balance Sheet"), in each case present fairly in all material respects the financial condition of the Company and its Subsidiaries at the date of such statements of financial condition and the results of the operations of the Company and its Subsidiaries for the periods covered thereby (or, in the case of the Pro Forma Balance Sheet, presents a good faith estimate of the consolidated PRO FORMA financial condition of the Company (after giving effect to the Transactions at the date thereof)), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid Pro Forma Balance Sheet) have been prepared in accordance with GAAP and practices consistently applied, except, in the case of the quarterly and monthly statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

          (b) After giving effect to the Transactions, since December 31, 1998, there has been no Material Adverse Change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

          (c) On and as of the Closing Date, after giving effect to the Transactions and to all Indebtedness (including the Bridge Loan, the Senior Credit Facility and the Mezzanine Financing) being incurred or assumed, and Liens created by each party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries taken as a whole (each of the foregoing, as to itself and its Subsidiaries, a "Solvent Entity") will exceed its debts; (y) each Solvent Entity has not incurred and does not intend to incur, nor

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                                      -66-

believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) each Solvent Entity will have sufficient capital with which to conduct its business. For purposes of this Section 4.5(c), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured.

          (d) On and as of the Closing Date, the projections which have been delivered to the Agents and the Lenders prior to the Closing Date, are based on good faith estimates and assumptions made by management of the Company and there are no statements or conclusions in any of the projections which are based upon or include information known to the executive officers of the Company to be misleading or which fail to take into account material information regarding the matters reported therein, it being understood by the Agents and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the periods covered by the Projections may differ from the projected results set forth therein.

          (e) Except as fully reflected in the financial statements described in
Section 4.5(a) and the Indebtedness incurred under this Agreement, the Senior Credit Facility and the Mezzanine Financing, as of the Closing Date (and after giving effect to any Bridge Loan made on such date), (i) there were no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Big Flower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries knows of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 4.5(a) and that, either individually or in the aggregate, is or would be reasonably likely to have a Material Adverse Effect.

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                                      -67-

          4.6     LITIGATION

          There are no actions, suits or proceedings pending or threatened in writing (excluding actions, suits or proceedings under Environmental Laws, which matters are covered in Section 4.17) (i) with respect to any Loan Document or
(ii) that would reasonably be expected to have a Material Adverse Effect.

          4.7     TRUE AND COMPLETE DISCLOSURE

          All factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agents or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Agents or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; PROVIDED that with respect to projected financial information, the only representations and warranties made hereby are that such information was prepared based on good faith estimates and assumptions made by management of Big Flower believed to be reasonable at the time made and that there are no statements or conclusions in any such information which are based upon or include information known to the executive officers of Big Flower to be misleading or which fail to take into account material information regarding the matters reported therein.

          4.8     TAX RETURNS AND PAYMENTS

          Each of the Company and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for Taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all material Taxes payable by them other than Taxes which are not due and payable, and

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                                      -68-

other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any material Taxes relating to the Company or any of its Subsidiaries. As of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Internal Revenue Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material Tax liability in connection with the Transactions.

          4.9     COMPLIANCE WITH ERISA

          Except to the extent that any breach, noncompliance, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) Except as set forth on SCHEDULE B, each Plan is in substantial compliance with the applicable provisions of ERISA and the Internal Revenue Code; no Reportable Event has occurred with respect to a Plan; no Plan or Multiemployer Plan is insolvent or in reorganization. Except as discussed on SCHEDULE B hereto, no Plan has an Unfunded Current Liability, no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code; all contributions required to be made by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to each Plan, each Multiemployer Plan and each Foreign Pension Plan have been timely made or accrued or otherwise properly reserved on the Company's or such Subsidiary's balance sheet; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of any Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
     401(a)(29), 4971, 4975 or 4980 of the Internal Revenue Code or reasonably expects to incur

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                                      -69-

     any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan under Section 4042 of ERISA; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of liability to or on account of any Plan or, to the best knowledge of the Company, any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Internal Revenue Code; no lien imposed under the Internal Revenue Code or ERISA on the assets of the Company or any of its Subsidiaries or, to the best knowledge of the Company, any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which would reasonably be expected to have a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on the Company's or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other foreign pension plans, is in excess of $5,000,000.

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                                      -70-

          4.10    REPRESENTATIONS AND WARRANTIES IN DOCUMENTS

          All representations and warranties by Big Flower and its Subsidiaries set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          4.11    PROPERTIES

          Each of the Company and its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by them, including all property reflected in the balance sheets referred to in Section 4.5(a) and in the Pro Forma Balance Sheet (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Encumbrances.

          4.12    CAPITALIZATION

          On the Closing Date, the authorized capital stock of the Company consisted of 3,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding and owned by Big Flower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          4.13    SUBSIDIARIES

          On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on SCHEDULE C. SCHEDULE C correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock or other equity interests of

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                                      -71-

each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on SCHEDULE C, no Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          4.14    COMPLIANCE WITH STATUTES, ETC.

          Each of the Company and its Subsidiaries and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 4.17), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.15    INVESTMENT COMPANY ACT

          Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          4.16    PUBLIC UTILITY HOLDING COMPANY ACT

          Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.17    ENVIRONMENTAL MATTERS

          Except for such failures and noncompliances of the types described herein which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

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                                      -72-

          (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries is liable for any material penalties, fines, or forfeitures for failure to comply with any of the foregoing, and the requirements of any permits issued under such Environmental Laws; there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property Assets owned or operated by the Company or any of its Subsidiaries; and there are no facts, circumstances, conditions or occurrences on any Real Property Assets at any time owned or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property Assets that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property Assets currently owned or operated by the Company or any of its Subsidiaries, or (ii) to cause any such currently owned Real Property Assets to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property Assets by the Company or any of its Subsidiaries under any applicable Environmental Law; and

          (b) The Company and its Subsidiaries have not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, or Released Hazardous Materials on or from any Real Property Assets owned or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use or maintenance of any such Real Property Assets by the Company's or such Subsidiary's business. Notwithstanding anything to the contrary contained above, to the extent the representation and warranty contained in this Section 4.17 relates to any Subsidiary of the Company for any period prior to the acquisition thereof by the Company or any of its Subsidiaries, such representation and warranty is made to the best knowledge of the Company.

          4.18    LABOR RELATIONS

          Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries

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                                      -73-

before the National Labor Relations Board and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          4.19    PATENTS, LICENSES, FRANCHISES AND FORMULAS

          Except as described on SCHEDULE D, each of the Company and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others, which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

          4.20    INDEBTEDNESS

          SCHEDULE E sets forth a true and complete list of all Indebtedness (exclusive of (u) Indebtedness pursuant to this Agreement, (v) the Senior Credit Facility, (w) the Mezzanine Financing, (x) the Big Flower Press Notes, (y) the Convertible Subordinated Debentures and (z) the A/R Facility) of Big Flower, the Company and their Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the Transactions and the incurrence of Bridge Loans on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          4.21    TRANSACTIONS

          At the time of consummation thereof, the Transactions shall have been consummated in accordance with the terms of the Documents and all applicable laws. At the time of consummation

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                                      -74-

thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions in accordance with the terms of the Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transactions. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transactions or the performance by any of Big Flower, the Company or their respective Subsidiaries of their respective obligations under the Documents and all applicable laws.

          4.22    INSURANCE

          Set forth on SCHEDULE F hereto is a true, correct and complete summary of all material insurance carried by each of the Company and its Subsidiaries on and as of the Closing Date, with the amounts insured set forth therein.

          4.23    YEAR 2000 REPRESENTATION

          (a) All software, systems and hardware owned or used by the Company and its Subsidiaries are substantially Year 2000 Compliant and are reasonably expected to be Year 2000 Compliant by December 31, 1999, except for such software, systems and hardware the failure of which to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The Company and its Subsidiaries have taken, or are taking, commercially reasonable steps to determine whether all material third-party software, systems and hardware used by, for, or on behalf of the Company and its Subsidiaries are Year 2000 Compliant or are reasonably expected to be Year 2000 Compliant by December 31, 1999.

          4.24    NO DEFAULT

          No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

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                                      -75-

          4.25    COMPLIANCE WITH CONTRACTS, ETC.

          None of Big Flower or any of its Subsidiaries is (A) in violation of its certificate of incorporation, bylaws or other organizational documents or
(B) in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or (C) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (B) and (C), for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

          4.26    USE OF PROCEEDS; MARGIN STOCK, ETC.

          The proceeds of the Bridge Loan will be used solely for the purposes specified herein. Neither the making of the Loans nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X, of the Board of Governors of the Federal Reserve System.

          4.27    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Subject to Section 12.10B, all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

          4.28    GUARANTEES

          Each future Subsidiary Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Subsidiary Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Subsidiary Guarantor will not (i) violate

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any provision of Law, (ii) violate any provision of the charter or bylaws of such Subsidiary Guarantor, or (iii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Subsidiary Guarantor, the Company or any other Subsidiary of the Company under any Contract to which such Subsidiary Guarantor or the Company or any other Subsidiary of the Company is a party or by which the properties or assets of such Subsidiary Guarantor, the Company or any other Subsidiary of the Company may be bound or affected, except, in the case of clauses (i) and (iii) for such violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect; on the date of such execution and delivery, each Guarantee executed and delivered by a Subsidiary Guarantor shall constitute legal, valid, binding and unconditional obligations of the Subsidiary Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          4.29    SENIOR SUBORDINATED INDENTURE; ETC.

          Each of the Company and the Subsidiary Guarantors shall (to the extent such documents are executed), on the date it executes and delivers the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Company enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Company and the Subsidiary

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                                      -77-

Guarantors, the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes (and the guarantees) and the indenture governing the Demand Take-Out Notes shall constitute legal, valid, binding and unconditional obligations of the Company and the Subsidiary Guarantors, as the case may be, enforceable against the Company and the Subsidiary Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

SECTION 5  AFFIRMATIVE COVENANTS

          Each of Big Flower (solely with respect to Sections 5.10, 5.12 and 5.16) and the Company covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full it shall perform all covenants in this Section 5 required to be performed by it:

          5.1     FINANCIAL STATEMENTS AND OTHER REPORTS

          The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to each Lender and the Agents:

          (a) MONTHLY REPORTS. Within 35 days after the end of each calendar month of the Company (or within 45 days after the end of the last month of each fiscal year), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statement of income for such calendar month and the elapsed portion of the calendar year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior calendar year, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year, (i) the consolidated balance sheet of the Company

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                                      -78-

and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to
Section 5.1(e) and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period, all of which shall be certified by the chief financial officer or the controller of the Company, subject to normal year-end audit adjustments and the absence of footnotes. If the Company has designated any Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this Section 5.1(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of Unrestricted Subsidiaries of the Company separate from the financial condition and results of operations of the Company and its Subsidiaries.

          (c) ANNUAL FINANCIAL STATEMENTS. Within 95 days after the close of each fiscal year, (I) the consolidated balance sheet of each of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows (and a statement of net sales, EBITDA and operating income for each business segment of the Company and its Subsidiaries (i.e., insert advertising and newspaper services, direct marketing services, digital services and specialty products and commercial printing) and the combined international operations of the Company and its Subsidiaries, setting forth, as appropriate, eliminations for intercompany sales and corporate expenses) for such fiscal year setting forth comparative figures for the preceding fiscal year (and, in the case of the income statement, comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 5.1(e)) and (except for such comparable budgeted figures) certified, in the case of the consolidated statements, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audits of the financial statements of the Company and its Subsidiaries, which audits were conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Potential Event of

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                                      -79-

Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Potential Event of Default or Event of Default with respect to the covenants set forth in Sections 6.1 through 6.14, inclusive, has occurred and is continuing, a statement as to the nature thereof and (II) management's discussion and analysis of the important operational and financial developments during such fiscal year. If the Company has designated any Unrestricted Subsidiaries hereunder, then the annual financial information required by this Section 5.1(c) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of the Unrestricted Subsidiaries of the Company separate from the financial condition and results of operations of the Company and its Subsidiaries.

          (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by the Company or any of its Subsidiaries, a copy of any "management letter" received by such Person from their certified public accountants and the management's non-privileged responses thereto.

          (e) BUDGETS. No later than 90 days (or earlier, if available) following the commencement of the first day of each fiscal year, a budget in form satisfactory to the Agents (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Company for (x) each of the four fiscal quarters of such fiscal year prepared in reasonable detail and (y) each of the four fiscal years immediately following such fiscal year prepared in summary form, in each case, on a consolidated basis, for the Company and its Subsidiaries (and on a business segment and combined international operational basis as described in Section 5.1(c) above).

          (f) OFFICER'S CERTIFICATES. Together with each delivery of financial statements pursuant to Sections 5.1(a), (b) and (c) above, the Company shall furnish to the Agents (a) an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of

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                                      -80-

any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the covenants contained in Section 6.

          (g) NOTICE OF DEFAULT OR LITIGATION. As soon as practicable, and in any event within five Business Days after an executive officer of the Company obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Potential Event of Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, or (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries taken as a whole and (iii) any other event which would reasonably be expected to have a Material Adverse Effect.

          (h) OTHER REPORTS AND FILINGS. As soon as practicable, and in any event within 10 Business Days after the filing or delivery thereof, as the case may be, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Commission or any successor thereto, the Registrar of Companies in England and Wales or any governmental authority and copies of all notices and reports which the Company or any of its Subsidiaries shall deliver to holders of their Indebtedness (including indebtedness pursuant to the Big Flower Press Notes, the Senior Credit Facility, the Mezzanine Financing, and on and after the execution and delivery thereof, the Exchange Notes, Demand Take-Out Notes and Take-Out Securities) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) or holders of their capital stock pursuant to the terms of the documentation relating thereto (or any trustee, agent or other representative therefor).

          (i) ENVIRONMENTAL MATTERS. As soon as practicable, and in any event within 20 Business Days after an executive officer of the Company obtains actual knowledge thereof, notice of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected

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                                      -81-

to (x) have a Material Adverse Effect or (y) result in a remedial cost to the Company or any of its Subsidiaries in excess of $5,000,000:

          (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property Assets owned or operated by the Company or any of its Subsidiaries;

          (ii) any condition or occurrence after the Closing Date on or arising from any Real Property Assets owned or operated by the Company or any of its Subsidiaries that (a) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property Assets;

          (iii) any condition or occurrence on any Real Property Assets owned or operated by the Company or any of its Subsidiaries that would reasonably be expected to cause such Real Property Assets to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property Assets under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property Assets owned or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail, to the extent known at such time upon diligent inquiry, the nature of the claim, investigation, condition, occurrence or removal or remedial action, and the Company's or such Subsidiary's response or proposed response thereto. In addition, each of the Company and its Subsidiaries will provide the Agents with copies of all material communications regarding matters reasonably likely to result in environmental liabilities in excess of $5,000,000 between the Company or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all communications regarding matters reasonably likely to result in environmental liabilities in excess of $5,000,000 between the Company or any of its Subsidiaries and any Person (other than its attorneys) relating to Environmental Claims, and such non-privileged detailed reports of any Environmental

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                                      -82-

Claim as may be requested by the Agents or the Required Lenders.

          (j) ANNUAL MEETINGS WITH LENDERS. At the request of the Agents, the Company shall within 120 days after the close of each fiscal year of the Company hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries.

          (k) ADDITIONAL SUBSIDIARIES. The Company shall furnish to the Agents, promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in SCHEDULE C with respect to all Subsidiaries of the Company.

          (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Company or its Subsidiaries as the Agents or any Lender (through the Agents) may reasonably request.

          5.2     BOOKS, RECORDS AND INSPECTIONS

          The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agents or any Lender to visit and inspect, at the Agents' or such other Lender's own expense, as the case may be (or, if a Potential Event of Default or Event of Default is in existence, at the Company's expense), during regular business hours, upon reasonable advance notice and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company and any of its Subsidiaries, and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the Agents or any Lender may reasonably request; PROVIDED that all such visits and inspections by each Lender shall be limited

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                                      -83-

to one such inspection and visit per Lender in each year (except when a Potential Event of Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such inspections and visits).

          5.3     MAINTENANCE OF PROPERTY; INSURANCE

          The Company will, and will cause each of its Subsidiaries to (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice or past practices of the Company and its Subsidiaries as in effect as on the Closing Date and (iii) furnish to the Agents and each Lender, upon written request, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained.

          5.4     CORPORATE FRANCHISES

          The Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that nothing in this Section 5.4 shall prevent (i) transactions permitted in accordance with the applicable requirements of Section
6.6 or (ii) the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

          5.5     COMPLIANCE WITH STATUTES, ETC.

          The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                                      -84-

          5.6     COMPLIANCE WITH ENVIRONMENTAL LAWS

          The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property Assets now or hereafter owned or operated by the Company or any of its Subsidiaries, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property Assets free and clear of any Liens (other than Permitted Encumbrances) imposed pursuant to such Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property Assets now or hereafter owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property Assets except for Hazardous Materials used or stored at any such Real Property Assets in compliance (excluding non-compliance which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect) with all applicable Environmental Laws and reasonably required in connection with the business of the Company and its Subsidiaries or the operation, use and maintenance of any such Real Property Assets. If the Company or any of its Subsidiaries or any tenant or occupant of any Real Property Assets owned or operated by the Company or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake clean-up, removal or remedial action under applicable Environmental Laws, the Company agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property Assets except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to undertake any clean up, removal, remedial or other action while the requirement to undertake such clean up, removal, remedial or other action is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such clean up, removal, remedial or other action to the extent required in accordance with GAAP.

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                                      -85-

          5.7     ERISA

          As soon as possible and, in any event, within 15 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to the Agents a certificate of the chief financial officer or treasurer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto, that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to a Plan or Multiemployer Plan; that a contribution required to be made by the Company or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Internal Revenue Code; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan or otherwise under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or otherwise under Section 401(a)(29), 4971, 4975 or 4980 of the Internal Revenue Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary of the Company may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to any liability existing on the Effective

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                                      -86-

Date pursuant to any such welfare or pension plan or plans. If requested by any Agent or the Required Lenders in writing, the Company will deliver to the Agents or the requesting Lenders, as the case may be, a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Agents pursuant to the first sentence hereof, copies of any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate (i) from any government agency with respect to any Plan or Foreign Pension Plan or (ii) received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Agents no later than 15 days after the date such notice has been received by the Company, such Subsidiary or such ERISA Affiliate, as applicable.

          5.8     PERFORMANCE OF OBLIGATIONS

          The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument, by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.9     PAYMENT OF TAXES

          The Company will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

          5.10    OWNERSHIP OF SUBSIDIARIES

          Notwithstanding anything to the contrary contained in this Agreement, Big Flower shall at all times own directly 100% of the capital stock of the Company.

          5.11    YEAR 2000 COMPLIANCE

          The Company will take commercially reasonable steps to ensure that all material third party's software, systems and hardware used by, for, or on behalf of the Company and its Subsidiaries are Year 2000 Compliant by December 31, 1999, except to the extent any failure to take such steps would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and shall notify the Agents and each Lender promptly upon detecting any failure of such software systems and hardware to be Year 2000 Compliant. In addition, the Company shall provide the Agents and each Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Agents or such Lender shall reasonably request.

          5.12    TAKE-OUT FINANCING

          A. The Company and Big Flower each agree that upon written request (a "Request") from the Take-Out Banks made at any time after March 31, 2000 and prior to the payment in full of the Loans, the Company and/or Big Flower, as applicable, will take all actions reasonably requested, to the extent within its power, so that the Take-Out Banks can, as soon as reasonably practicable after such Request, publicly sell or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Company and Big Flower each further agree that upon written notice by the Take-Out Banks, at any time and from time to time following the Initial Request Date, the Company and/or Big Flower, as applicable, will issue and sell Demand Take-Out Notes upon such terms and conditions as specified in such notice; PROVIDED that (i) the interest rate thereon shall be determined by the Take-Out Banks in light of the then prevailing market conditions but in no event shall (x) the interest or the yield (excluding any equity component) on the Demand Take-Out Notes exceed 13.0% per annum, with respect to any issuance on or prior to June 1, 2000, and 13.5% per annum, with respect to any issuance after June 1, 2000, to the extent such issuance is by either the Company or Big Flower, individually, and (y) the Weighted Average Yield (excluding any equity component) on the Demand Take-Out Notes exceed 13.0% per annum, with respect to any issuance on or prior to June 1, 2000, and 13.5% per annum, with respect to any issuance after June 1, 2000, to the extent such issuance of Demand Take-Out Notes is both by the Company and Big Flower, together; PROVIDED, that any issuance of Demand Take-Out Notes by Big Flower shall be limited to $100.0 million gross proceeds at the time of issuance and may pay interest in the form of cash or pay-in-kind securities; PROVIDED, FURTHER that any issuance of Demand Take-Out Notes by the Company shall allow for the payment of interest on such Demand Take-Out Notes issued by Big Flower; (ii) the Demand Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Notes will be accompanied by customary registration rights; (iii) the Demand Take-Out Notes will contain such terms, conditions and covenants as are customary for similar high-yield financings and as are reasonably satisfactory in all respects to the Agents, the Required Lenders (as defined in the Senior Credit Facility) under the Senior Credit Facility (to the extent such approval is required under the Senior Credit Facility) and the Company; (iv) the maturity of any Demand Take-Out Notes shall not be earlier than the tenth anniversary of the Closing Date; and (v) all other arrangements with respect to the Demand Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Banks and the Company and/or Big Flower in light of the then prevailing market conditions. The foregoing shall not limit the Company's right to refinance the Bridge Loan or the Term Loan by any other means.

          B. If it shall be reasonably determined by the Take-Out Banks in consultation with the Company and Big Flower based upon the prevailing market conditions that it is necessary and advisable to sell the Demand Take-Out Notes with an equity component, Big Flower shall issue common equity to the purchasers of the Demand Take-Out Notes in such amount as is necessary in order for the Company to receive net proceeds from the sale of the Demand Take-Out Notes in an amount sufficient to repay the Bridge Loan or the Term Loan in full, after taking into account the prevailing market conditions; PROVIDED that in no event will Big Flower be required to issue common equity representing more than the following applicable percentage of its fully diluted common equity at the time of sale of the Demand Take-Out Notes pursuant to this sentence: 2.0% with respect to any issuance on or prior to June 1, 2000; 3.5% with respect to any issuance after June 1, 2000 and on or prior to the one year anniversary of the Closing Date; and 5.0% with respect to any issuance after the one year anniversary of the Closing Date. Such common equity will take the form of warrants substantially in the form attached hereto as EXHIBIT XIII

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                                      -89-

or as otherwise agreed to by Big Flower and the Agents (the "Warrant Agreement") and shall have the benefit of the Registration Rights and Stockholders Agreement.

          C. The Company and Big Flower agree that, in connection with the issuance of Demand Take-Out Notes, they shall prepare promptly, and in any event no later than March 1, 2000, a draft offering memorandum relating to the Demand Take-Out Notes (which offering memorandum shall contain audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act, of the Company and Big Flower for the periods required of a registrant on Form S-1). In addition, each of the Company and Big Flower agrees that it will use its reasonable best efforts to assist the Take-Out Banks in marketing the Demand Take-Out Notes to refinance the Bridge Loan, including, without limitation, making their respective senior management and other representatives available (at mutually agreeable times) to participate in meetings with prospective investors and providing such information and assistance as the Take-Out Banks shall reasonably request during the course of such marketing process.

          5.13    EXCHANGE OF TERM NOTES

          On any date after the Conversion Date, the Company will, on the 30th Business Day following the written request (the "Exchange Request") of a holder of Term Notes requesting the exchange of Term Notes for Exchange Notes:

          (i) Execute and deliver, cause each Subsidiary Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture, if such Senior Subordinated Indenture has not previously been executed and delivered;

          (ii) Execute and deliver to such holders or beneficial owners in accordance with the Senior Subordinated Indenture notes in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") bearing a fixed interest rate equal to the Fixed Rate in exchange for such Term Notes dated the date of the issuance of such Exchange Notes, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Notes being exchanged, and cause each Subsidiary Guarantor to endorse its guarantee thereon; and

          (iii) Execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of EXHIBIT V, if such Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

          The principal amount of the Term Notes to be exchanged pursuant to this Section 5.13 shall be at least $5,000,000 and integral multiples of $10,000 in excess thereof. Term Notes delivered to the Company under this Section 5.13 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

          The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority.

          5.14    PAYMENTS IN U.S. DOLLARS

          All payments of any Obligations to be made hereunder or under the Notes by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

          5.15    REGISTER

          The Company hereby designates the Agents to serve as the Company's agents, solely for purposes of this Section 5.15, to maintain a register (the "Register") on which they will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agents with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Agents on the Register only upon the receipt by the Agents of a properly executed and delivered assignment and assumption agreement pursuant to Section 12.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agents for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

          5.16    MEZZANINE SUBORDINATED DEBT, ETC.

          Big Flower shall pay interest owing on any outstanding amounts under the Mezzanine Financing through the issuance of additional subordinated indebtedness, rather than in cash, to the maximum extent permitted by the Mezzanine Financing Documents.


SECTION 6  NEGATIVE COVENANTS

          The Company covenants and agrees that until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

          6.1     INDEBTEDNESS

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

          (i) the Company and the Subsidiary Guarantors may Incur and remain liable with respect to the Obligations and the Guarantee Obligations;

          (ii) the Company and the Restricted Subsidiaries may Incur and remain liable with respect to the Indebtedness under the Senior Credit Facility; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness under the Senior Credit Facility shall not exceed $855,000,000 less the amount of all mandatory principal payments of term debt actually made and permanent commitment reductions under the Senior Credit Facility with Net Cash Proceeds of Asset Sales applied thereto as required by
     Section 2.5A(ii)(a);

          (iii) the Company and the Subsidiary Guarantors may Incur and remain liable with respect to the Bridge Notes, Term Notes, Take-Out Securities and Exchange Notes;

          (iv) the Company and its Restricted Subsidiaries may become and remain liable with respect to Interest Rate Agreements;

          (v) the Company and its Restricted Subsidiaries may Incur and remain liable with respect to Intercompany Indebtedness;

          (vi) the Company and its Restricted Subsidiaries may remain liable with respect to the Indebtedness which is existing on the Closing Date and is described on SCHEDULE E attached hereto;

          (vii) the Company and its Restricted Subsidiaries may remain liable with respect to Indebtedness in respect of Capitalized Lease Obligations; PROVIDED that the aggregate amount of Indebtedness incurred under this
     Section 6.1(vii), Section 6.1(viii) and Section 6.1(xiii) (A) from and after the Closing Date and on or prior to the Conversion Date, shall not exceed $10,000,000 at any time outstanding, and (B) after the Conversion Date, shall not exceed $40,000,000 at any time outstanding;

          (viii) the Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred to finance (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of the Company or any of its Subsidiaries or (b) the purchase price of any Real Property Assets; PROVIDED that the aggregate principal amount of all such Indebtedness, together with all Indebtedness incurred under Section 6.1(vii) and Section 6.1(xiii), (A) from and after the Closing Date and on or prior to the Conversion Date, shall not exceed $10,000,000 at any time outstanding and (B) after the Conversion Date, shall not exceed $40,000,000 at any time outstanding;

          (ix) the Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness under Raw Material Hedge Agreements;

          (x) the Company and the Subsidiary Guarantors may guarantee Indebtedness of the Company or any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Agreement;

          (xi) the Company and the Subsidiary Guarantors may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding (A) $10,000,000 prior to the Conversion Date and (B) $35,000,000 after the Conversion Date, it being understood that all or a portion of the Indebtedness permitted to be incurred hereunder may be incurred under the Senior Credit Facility;

          (xii) the Company and its Restricted Subsidiaries may become and remain liable with respect to Permitted Refinancing Indebtedness;

          (xiii) Restricted Subsidiaries of the Company acquired in accordance with the terms of this Agreement may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Restricted Subsidiary of the Company in an aggregate amount for all such Restricted Subsidiaries incurred under this Section 6.1(xiii), Section 6.1(vii) and Section 6.1(viii) not to exceed (A) $10,000,000 at any time outstanding prior to the Conversion Date and (B) $40,000,000 at any time outstanding after the Conversion Date; PROVIDED that such Indebtedness is not incurred in contemplation of such entity becoming a Restricted Subsidiary of the Company;

          (xiv) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness under Currency Agreements;

          (xv) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

          (xvi) the Company and its Restricted Subsidiaries may incur and remain liable with respect to Indebtedness constituting letters of credit and reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims and with respect to Indebtedness arising from agreements providing for indemnification, adjustment of purchase price incurred or assumed with the disposition or acquisition of any business;

          (xvii) the Company and its Restricted Subsidiaries may incur and remain liable with respect to obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

          (xviii) the Company or any of its Restricted Subsidiaries may guarantee obligations of the lessee under any lease pursuant to which the Company or any of its Restricted Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder;

          (xix) the Company or any of its Restricted Subsidiaries may guarantee obligations pursuant to the Tax Sharing Agreement;

          (xx) Columbine may incur Indebtedness pursuant to the Columbine Sale so long as the Columbine Sale is consummated immediately after the incurrence thereof; and

          (xxi) in addition to the foregoing, at any time after the Conversion Date, if no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness, the Fixed Charge Coverage Ratio of the Company would be greater than 2.25 to 1.0, it being understood that all or a portion of Indebtedness permitted to be incurred hereunder may be incurred under the Senior Credit Facility. Once Indebtedness is incurred pursuant to this paragraph, it may remain outstanding regardless of any subsequent decrease in the Company's Fixed Charge Coverage Ratio.

          Notwithstanding anything in this Agreement to the contrary, transactions contemplated pursuant to the A/R Facility shall not be deemed to be the incurrence of Indebtedness by the Company or by any Restricted Subsidiary.

          6.2     LIENS

          The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset now owned or hereafter acquired by it, or assign or otherwise convey any right to receive any income or profits therefrom, except:

          (i)     Permitted Encumbrances;

          (ii) Liens on equipment, fixtures and other similar property of the Company and any of its Subsidiaries, in each case securing Indebtedness described in Sections 6.1(vii) and 6.1(viii); PROVIDED that such Liens shall extend only to equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

          (iii) Liens securing Indebtedness permitted under Sections 6.1(xiii), which Liens existed prior to the time the entity which incurred such Indebtedness became a Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of the acquisition of such Subsidiary of the Company and such Liens extend to or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of the Company (and improvements or attachments thereto);

          (iv) Liens securing Interest Rate Agreements, Currency Agreements and Raw Material Hedge Agreements; and

          (v) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 6.1; PROVIDED that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased.

          6.3     RESTRICTED PAYMENTS

          (a) The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend, or make any distribution, on any Capital Stock of the Company (other than dividends or distributions payable solely in Qualified Capital Stock of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any Subsidiary Guarantor (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (i), (ii) and (iii) above, a "Restricted Payment").

          (b)     Notwithstanding clause (a) above and (c) below (once clause
(c) becomes operative), if no Potential Event of Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any Subsidiary Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (2) the repurchase, redemption or other repayment of any Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any Subsidiary Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness or Pari Passu Indebtedness of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Pari Passu Indebtedness repurchased, redeemed or repaid; (3) the making of distributions, loans or advances in an amount not to exceed $5.0 million plus any other amounts of corporate overhead expenses payable by Big Flower which were deducted in calculating the Consolidated Net Income of the Company in accordance with GAAP per annum sufficient to permit Big Flower to pay the ordinary operating expenses of Big Flower (including, without limitation, directors fees, indemnification obligations, professional fees and expenses) related to Big Flower's ownership of Capital Stock of the Company (other than to the Equity Investors or their Affiliates); (4) the payment by the Company of cash dividends to Big Flower in the amounts and at the times of any payment by Big Flower in respect of taxes, PROVIDED that (x) the amount of cash dividends paid pursuant to this clause (4) to enable Big Flower to pay Federal and state income taxes at any time shall not exceed the lesser of (A) the amount of such Federal and state income taxes owing by Big Flower at such time for the respective period and (B) the amount of such Federal and state income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis for such period if determined without regard to Big Flower's ownership of the Company and (y) any refunds shall promptly be returned by Big Flower to the Company; (5) payments for the purpose of and in an amount equal to the amount required to permit Big Flower to redeem or repurchase Big Flower's common equity or options in respect thereof, in each case in connection with the repurchase, put or call provisions under employee stock option, management subscription, retained share or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause (5) shall not exceed (a) prior to the Conversion Date, the sum of (i) $4.0 million plus (ii) $2.5 million, PROVIDED any amount pursuant to this clause (ii) is expended on or after the 180th day after the Closing Date plus (iii) $4.5 million, provided such amount is expended on or after the 364th day after the Closing Date (provided that the 180 day and 364 day restriction shall not apply to any amounts provided in this clause (iii) or the immediately preceding clause (ii) if such amounts shall become payable by virtue of the resignation of one or more employee managers) and (b) after the Conversion Date, $10.0 million per annum; PROVIDED that amounts not used pursuant to this clause (5) in prior years shall not be carried forward for use in future years; (6) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable Big Flower to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (7) cash dividends to Big Flower, of which Big Flower in turn shall utilize the full amount for the purpose of paying (and so long as Big Flower by the immediately succeeding Business day, utilizes the full amount of such cash dividends to pay) interest as and when due on the Convertible Subordinated Debentures then outstanding to BF Trust, which in turn shall utilize the full amount of such interest payments on the day of its receipt thereof to pay accrued dividends then owing with respect to Convertible QUIPS then outstanding, PROVIDED that (x) the amount of cash dividends payable to Big Flower pursuant to this clause (7) shall not exceed the amounts necessary to make such dividend payments owing with respect to the Convertible QUIPS, (y) no such dividend shall be paid at any time when the payment of cash interest on the Convertible Subordinated Debentures is not permitted to be made pursuant to the subordination provisions applicable thereto and (z) no such dividend may be paid at any time following the occurrence and during the continuance of any Potential Event of Default or Event of Default or if a Potential Event of Default or Event of Default would exist immediately after giving effect to the payment of such dividend; (8) on the Closing Date, the Company may pay cash dividends to Big Flower with the proceeds of loans from the Senior Credit Facility, of which Big Flower in turn shall utilize the full amount for the purpose of making (and so long as Big Flower promptly utilizes the full amount of such cash dividends to make) Initial Convertible QUIPS Conversion Payments in accordance with the requirements of the Senior Credit Facility; (9) dividends to Big Flower solely from the proceeds of revolving loans under the Senior Credit Facility, of which Big Flower in turn shall utilize the full amount for the purpose of making (and so long as Big Flower, by the immediately succeeding Business Day, utilizes the full amount of such cash dividends to make) Post-Closing Convertible QUIPS Conversion Payments to holders of Convertible QUIPS who have elected to convert their Convertible QUIPS into the right to receive Post-Closing Convertible QUIPS Conversion Payments pursuant to a Permitted Conversion, in each case at such time and in such amounts as are required by the relevant Convertible QUIPS Documents, PROVIDED that no such dividend may be paid at any time following the occurrence and during the continuance of any Potential Event of Default or Event of Default or if a Potential Event of Default or Event of Default would exist immediately after giving effect to the payment of such dividend; (10) dividends to Big Flower, of which Big Flower in turn shall utilize the full amount for the purpose of paying (and so long as Big Flower, by the immediately succeeding Business Day, utilizes the full amount of such cash dividends to pay) cash interest as and when due on amounts then outstanding pursuant to the Mezzanine Financing, PROVIDED that no such dividend shall be paid at any time following the occurrence and during the continuance of any Potential Event of Default or Event of Default or if a Potential Event of Default or Event of Default would exist immediately after giving effect to the payment of such dividend; (11) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration thereof such payment would have complied with the provisions of this Agreement; and (12) payments made to the Equity Investors allowed pursuant to Section 6.8; PROVIDED, HOWEVER, that with respect to payments made pursuant to clauses (3) and (4) of this paragraph (b) payments can be made without regard to whether a Potential Event of Default or Event of Default is then in existence or shall have occurred and be continuing as a consequence thereof.

          (c) Notwithstanding clause (a) above, subsequent to the Conversion Date, if (i) no Potential Event of Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof and (ii) the Company could Incur $1.00 of additional Indebtedness in compliance with clause (xxi) of Section 6.1 hereof, the Company may make Restricted Payments subsequent to the Conversion Date not in excess of the sum of (x) 25% of the cumulative Consolidated Net Income of the Company, if any, earned subsequent to the Closing Date and on or prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Conversion Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (z) without duplication of any amounts included in the immediately preceding clause (y), 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Conversion Date and on or prior to the Reference Date.

          In determining the aggregate amount expended for Restricted Payments in accordance with paragraph (c) above, amounts expended under clauses (5), (10) and (11) of paragraph (b) of this Section 6.3 shall be included.

          6.4     INVESTMENTS; JOINT VENTURES

          The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture (other than Permitted Investments), except:

          (i) the Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date (after giving effect to the Transactions);

          (ii) the Company and its Restricted Subsidiaries may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any Asset Sale permitted under
     Section 6.13;

          (iii) the Company and its Restricted Subsidiaries may guarantee Indebtedness permitted under Section 6.1;

          (iv) the Company may make loans and advances to the Management Participants on the Closing Date to enable the Management Participants to purchase common stock of Big Flower on the same terms as the Equity Investors, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs thereof) shall not exceed $6,500,000;

          (v) the Company and its Restricted Subsidiaries may make loans and advances to employees of the Company and its Subsidiaries not in excess of $5,000,000 at any one time outstanding prior to the Conversion Date and $10,000,000 at any one time outstanding after the Conversion Date; and

          (vi) the Company and its Restricted Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers.

          6.5     SENIOR SUBORDINATED INDEBTEDNESS

          Neither the Company nor any of the Subsidiary Guarantors shall, directly or indirectly, (x) prior to the Conversion Date, Incur any Indebtedness (other than the Notes, the Exchange Notes and the Take-Out Securities) that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans and the Notes and the Guarantees to the same extent and in the same manner as such Loans and Notes and Guarantees are subordinated to the Senior Credit

Facility and (y) after the Conversion Date, Incur any Indebtedness that by its terms would rank senior in right of payment to the Notes or any Guarantee, as the case may be, and would rank subordinate in right of payment to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be.

          6.6     RESTRICTION ON FUNDAMENTAL CHANGES

          (a) Prior to the Conversion Date, the Company shall not, nor shall it cause or permit any of the Subsidiary Guarantors to (i) enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, (ii) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, in the case of this clause (iii), all or substantially all of its business, property or assets, whether now owned or hereafter acquired, or (iv) consummate any acquisition of any capital stock or assets of any Person, except:

          (i)     in connection with the Recapitalization;

          (ii) the Company or any Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purposes of reincorporating the Company or such Subsidiary Guarantor in another jurisdiction;

          (iii) any Subsidiary Guarantor may be merged, amalgamated, consolidated or combined with or into the Company or any Subsidiary Guarantor or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any Subsidiary Guarantor; PROVIDED, HOWEVER, that (A) no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary Guarantor, the Company shall be the continuing or surviving corporation, and (C) the surviving entity (I) continues to be bound as such under this Agreement or the Guarantee of such Subsidiary Guarantor, as the case may be, and (II) executes and delivers to the Agents immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agents, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agents to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies), and with respect to such other matters as the Agents may reasonably request; and

          (iv) the Company or any Restricted Subsidiary may acquire the capital stock or assets of any Person either through merger or acquisition of capital stock or assets so long as the total consideration for such acquisition pursuant to this Section 6.6(a)(iv) shall not exceed $10.0 million and the total consideration for all of such acquisitions pursuant to this Section 6.6(a)(iv) shall not exceed $30.0 million in the aggregate.

          (b) After the Conversion Date, neither the Company nor any Subsidiary Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution) or assign any of its obligations hereunder, under the Notes or under the Guarantees (as an entirety or substantially in one transaction or a series of related transactions) to, any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Subsidiary Guarantor) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental agreement in a form reasonably satisfactory to the Agents all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor's Guarantee, as the case may be, and this Agreement, (ii) immediately after giving effect to such transaction, no Potential Event of Default or Event of Default has occurred and is continuing and (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a PRO FORMA basis, the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to

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                                      -103-

Incur at least $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in clause (xxi) of Section 6.1 hereof. The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided under Section
10.6 hereof.

          (c) Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Agreement in accordance with Section 6.6(b) hereof, upon assumption by the successor corporation, by supplemental agreement, executed and delivered to the Agents and satisfactory in form to the Agents, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Company, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor has been named as the Company herein and such Successor may cause to be signed and may issue in its own name or in the name of the Company, any or all Notes issuable hereunder and the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment, will be released from all obligations under the Loan Documents.

          6.7 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

          The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Restricted Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for

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                                      -104-

such encumbrances or restrictions existing under or by reason of any restrictions contained in (i) the Loan Documents, the Senior Subordinated Indenture and any instrument governing the Take-Out Securities or Exchange Notes to the extent Incurred in accordance with this Agreement; (ii) each of the Senior Credit Facility and the A/R Facility; (iii) the Indebtedness pertaining to a Subsidiary of the Company that is not a Subsidiary of the Company on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Company; PROVIDED, HOWEVER, that any such Indebtedness was not incurred as a result of, in connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Company and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness is otherwise permitted to be incurred pursuant to
Section 6.1; (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (v) customary non-assignment provisions of any contract or of any lease governing a leasehold interest of any Subsidiary of the Company; (vi) applicable law; (vii) agreements existing on the Closing Date; (viii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (ix) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired; (x) any encumbrance or restriction with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary; (xi) any instrument that Refinances any Indebtedness; PROVIDED, HOWEVER, that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Subsidiaries or the Lenders than those contained in the agreements governing the Indebtedness that was refinanced; and
(xii) an agreement governing Indebtedness (including the Senior Credit Facility) permitted to be incurred pursuant to Sections 6.1(xi) and (xxi) PROVIDED that provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Senior Credit Facility as in effect on the Closing Date.

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                                      -105-

          6.8     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

          (a) The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction") other than (x) Permitted Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (or a series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) that involves an aggregate fair market value of more than $15,000,000 prior to the Conversion Date and $30,000,000 after the Conversion Date, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Agents.

          (b) The foregoing restrictions shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between the Company and any of its Restricted Subsidiaries or exclusively between any of the Company's Restricted Subsidiaries, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, consultants or employees of Big Flower or any of its Restricted Subsidiaries (other than the THL Affiliates and the ECP Affiliates, which are set forth in clauses (vi), (vii) and (viii) below), as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitations, issuances of

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                                      -106-

stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto, (iv) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date, (v) Restricted Payments permitted by this Agreement, (vi) the payment, on a quarterly basis, of management fees to (A) THL and/or the THL Affiliates not to exceed $250,000 in any fiscal quarter and (B) ECP and/or the ECP Affiliates not to exceed $62,500 in any fiscal quarter, in each case in accordance with the management agreement between THL, the THL Affiliates, ECP and/or the ECP Affiliates and Big Flower, (vii) the reimbursement of THL, the THL Affiliates, ECP and/or the ECP Affiliates for the reasonable out-of-pocket expenses incurred by them in connection with performing management services to Big Flower and its Restricted Subsidiaries, and (viii) the payment of one-time fees to THL, the THL Affiliates, ECP and/or the ECP Affiliates in connection with acquisitions permitted by this Agreement, such fees to be payable at the time of each such acquisition and not to exceed (for all fees paid pursuant to this clause (viii)) 2.5% of the aggregate consideration paid by Big Flower and its Restricted Subsidiaries for any such acquisition. Notwithstanding the foregoing, prior to the Conversion Date the Company shall not pay any management or other fees or expenses permitted hereunder to the Equity Investors or their Affiliates at a time when a Potential Event of Default or an Event of Default exists and after the Conversion Date the Company shall only pay one-half of any such fees or expenses at a time when a Potential Event of Default or an Event of Default exists; PROVIDED, that such unpaid fees and/or expenses shall be paid at such time as such Potential Event of Default or Event of Default shall have been cured or waived.

          6.9     SUBSIDIARY STOCK

          Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Restricted Subsidiaries in compliance with the provisions of Section 6.6, the Company will not and will not permit any of its Restricted Subsidiaries to directly or indirectly sell or dispose of any shares of Capital Stock or other equity securities of any of its Restricted Subsidiaries, except (i) to qualify directors if required by applicable law,
(ii) to the Company or to a Wholly-Owned

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                                      -107-

Restricted Subsidiary of the Company or (iii) Asset Sales made in compliance with this Agreement.

          6.10    BUSINESS ACTIVITIES

          The Company shall not, nor shall the Company cause or permit any of its Restricted Subsidiaries to, directly or indirectly, materially alter the nature of the consolidated business of the Company and its Restricted Subsidiaries from that in existence immediately after giving effect to the Transactions or similar or related businesses.

          6.11    AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS

          The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Senior Credit Facility as in effect on the Closing Date that would modify any of the provisions thereof in respect of issuances of Take-Out Securities, the Term Notes or the Exchange Notes in a manner materially adverse to the Lenders.

          6.12    REFINANCING OF THE LOANS IN PART

          The Company shall not, nor shall the Company cause or permit any of its Restricted Subsidiaries to, Incur any Indebtedness to Refinance the Loans in part other than the Take-Out Securities or the Demand Take-Out Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by the Agents (which approval shall not be unreasonably delayed or withheld) prior to the Incurrence of any such Indebtedness.

          6.13    ASSET SALES

          (a) Prior to the Conversion Date, the Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale other than an Asset Sale of (x) Public Internet Investments, provided that in connection with such Asset Sale of a Public Internet Investment prior to the Conversion Date, (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value of such Internet Investment, (2) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Restricted Subsidiary of the Company in accordance with Section 2.5A(ii)(a) and
(y) the strategic database services division of Webcraft, Inc.

          (b) After the Conversion Date, the Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (2) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Restricted Subsidiary of the Company in accordance with Section 2.5A(ii)(a), (4) the Net Cash Proceeds from any single Asset Sale under this Section 6.13(b) do not exceed $75,000,000 and
(5) the Net Cash Proceeds from all such Asset Sales permitted under this Section 6.13(b) do not exceed $150,000,000.

          6.14    ADDITIONAL GUARANTEES

          The Company will require each of its Wholly-Owned Restricted Subsidiaries, at the time of creation or the acquisition of the same, other than Foreign Subsidiaries, any Receivables Subsidiary, RGP and Treasure Chest of Nevada, to execute a Guarantee of the Obligations of the Company under this Agreement, to the extent that such Wholly-Owned Restricted Subsidiary is a borrower or guarantor under the Senior Credit Facility. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Agreement.

SECTION 7  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          7.1     FAILURE TO MAKE PAYMENTS WHEN DUE

          Failure to pay (i) any installment of principal of the Loans when due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or

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                                      -109-

not such payment is prohibited by Section 8 or Section 11), or (ii) any interest on the Loans when due and payable and such failure continues for a period of 30 days (whether or not such payment is prohibited by Section 8 or Section 11).

          7.2     DEFAULT IN OTHER AGREEMENTS

          Failure of the Company or any of its Restricted Subsidiaries to pay at final maturity (giving effect to any applicable grace period and extensions thereof) the principal of any Indebtedness of the Company or of any of its Material Subsidiaries (other than Indebtedness referred to in Section 7.1) or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $20,000,000 or more at any time.

          7.3     BREACH OF CERTAIN COVENANTS

          Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.5A(ii), 2.5A(iv) or 6.6 and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice specifying the default (and demanding that such default shall be remedied) from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding.

          7.4     OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS

          The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Section 7.1, 7.3 or 7.9) and such default shall not have been remedied or waived in accordance with this Agreement within 60 days after the date of written notice specifying the default (and demanding that such default be remedied) from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding.

          7.5     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF CUSTODIAN, ETC.

          A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

          (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

          (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or (C) orders the liquidation of the Company or any Material Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

          7.6     VOLUNTARY BANKRUPTCY; APPOINTMENT OF CUSTODIAN, ETC.

          The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)     commences a voluntary case or proceeding, or

          (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

          (E)     consents to the filing of a petition in bankruptcy against it.

          7.7     JUDGMENTS AND ATTACHMENTS

          Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $20,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Restricted Subsidiaries and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days.

          7.8     GUARANTEE

          (i) Any Guarantee of a Material Subsidiary shall cease to be in full force or effect (other than by reason of release in accordance with its express terms), shall be declared to be null and void and unenforceable or shall be found to be invalid, or (ii) any Subsidiary Guarantor that is a Material Subsidiary shall deny or disaffirm such Subsidiary Guarantor's obligations under its Guarantee (other than by reason of release in accordance with the terms of this Agreement.)

          7.9     FORECLOSURE

          At any time prior to the Conversion Date, the Agents under the Senior Credit Facility or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Senior Credit Facility or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure.

          7.10    CHANGE OF CONTROL ON OR PRIOR TO THE CONVERSION DATE

          There occurs a Change of Control on or prior to the Conversion Date.

          THEN (i) upon the occurrence and during the continuation of any Event of Default described in the foregoing Section 7.5 or 7.6 with respect to the Company, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any Event of Default not referred to in clause (i), the Agents shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Loans then outstanding, by written notice to the Company and the Representative under the Senior Credit Facility specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same (x) shall forthwith become, due and payable, or (y) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five business days after receipt by the Company and the Representative under the Senior Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing, and the obligations of the Lenders hereunder shall thereupon terminate. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 12.6, then the Agents shall, upon written notice of the holders of at least a majority in aggregate principal amount of the Loans then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 8  SUBORDINATION

          8.1     SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Lender agrees that the payment of all Obligations owing to the Lenders is subordinated, to the extent and in the manner provided in this Section 8, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, of all Senior Indebtedness Obligations (including the Senior Indebtedness Obligations with respect to the Senior Credit Facility, whether outstanding on the Closing Date or thereafter incurred).

          This Section 8 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          8.2     SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IS IN DEFAULT

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness (including, without limitation, guarantees of the foregoing items which constitute Senior Indebtedness) (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations or to acquire any of the Loans for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Senior Indebtedness or ceased to exist or all Senior Indebtedness with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof (a "Non-payment Default"), and if the Representative for the respective issue of Designated Senior Indebtedness gives notice of the event of default to the Agents stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 180th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Indebtedness have been cured or waived or cease to exist, (y) all Designated Senior Indebtedness with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Agents receive notice thereof from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) make any payment of any kind or character with respect to any Obligations or (ii) acquire any of the Loans for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Agents and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 8.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Agents or any Lender when such payment is prohibited by the foregoing provisions of this Section 8.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Agents shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Agents shall be paid to the holders of Senior Indebtedness.

          Nothing contained in this Section 8 shall limit the right of the Agents or the Lenders to take any action to accelerate the maturity of the Loans and all other Obligations pursuant to Section 7 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Lenders are entitled to receive any payment of any kind or character with respect to Obligations.

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                                      -115-

          8.3 OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Senior Indebtedness Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations or for the acquisition of any of the Loans for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Lenders or the Agents would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders or by the Agents if received by them, directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof

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                                      -116-

originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 8, with any turnover of payments as otherwise calculated pursuant to this Section 8 to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 8.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Section 6.6 hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Section
6.6 hereof.

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                                      -117-

          8.4     PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION

          Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent (i) the Company, except under the conditions described in Sections
8.2 and 8.3, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations, or from depositing with Bankers Trust Company, on behalf of the Agents, any monies for such payments, or (ii) in the absence of actual knowledge by the Agents that a given payment would be prohibited by Section 8.2 or 8.3, the application by the Agents of any monies deposited with them for the purpose of making such payments of principal of, and interest on, the Obligations to the Lenders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Agents shall have actually received the written notice provided for in the first sentence of Section 8.2(b) (PROVIDED that, notwithstanding the foregoing, the Lenders receiving any payments made in contravention of Section 8.2 and/or 8.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 8.2 and Section 8.3). The Company shall give prompt written notice to the Agents of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          8.5     LENDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
                  INDEBTEDNESS

          Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Lenders by virtue of this Section 8, which otherwise would have been made to the Lenders shall, as between the Company and the Lenders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

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                                      -118-

          8.6     OBLIGATIONS OF THE COMPANY UNCONDITIONAL

          Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Lenders, the obligation of the Company, which is absolute and unconditional, to pay to the Lenders the principal of and any interest on the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any Lender or the Agents on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          8.7     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

          Upon any payment or distribution of assets of the Company referred to in this Section 8, the Agents, subject to the provisions of Section 9 hereof, and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Agents or the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          8.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any

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                                      -119-

noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Agents, without incurring responsibility to the Agents or the Lenders and without impairing or releasing the subordination provided in this Section 8 or the obligations hereunder of the Lenders to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          8.9     LENDERS AUTHORIZE AGENTS TO EFFECTUATE SUBORDINATION OF
                  OBLIGATIONS

          Each Lender authorizes and expressly directs the Agents on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Lenders, the subordination provided in this Section 8, and appoints each Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations and accrued interest in the form required in those proceedings.

          If the Agents do not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Lenders. Nothing herein contained shall be deemed to authorize the Agents or the holders of Senior

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                                      -120-

Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender thereof, or to authorize the Agents or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Lender in any such proceeding.

          8.10    AMENDMENTS OR MODIFICATIONS TO SECTION 8

          Notwithstanding anything to the contrary contained in this Agreement, no amendment or modification to any provision of this Section 8 or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Indebtedness then outstanding) shall be permitted without the consent of the "Required Lenders," as such term is used in the Senior Credit Facility.

SECTION 9  THE AGENTS

          9.1     APPOINTMENT

          Each Lender hereby irrevocably designates and appoints BTCo, Chase and Nations as Agents of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes BTCo, Chase and Nations as the Agents to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this Section 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, the

Agents shall act solely as agents of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

          9.2     DELEGATION OF DUTIES

          The Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 9.3.

          9.3     EXCULPATORY PROVISIONS

          Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement or the other Loan Documents (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for any failure of the Company, any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agents to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agents or any Lender or be

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                                      -122-

required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Event of Default or Event of Default.

          9.4     RELIANCE BY AGENTS

          The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. As between the Agents and the Lenders, the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          9.5     NOTICE OF DEFAULT

          The Agents shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agents have actually received notice from a Lender or the Company referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agents receive such a notice, the Agents shall give prompt notice thereof to the Lenders. The Agents shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that, as between the Agents and the Lenders unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

          9.6     NON-RELIANCE ON AGENTS AND OTHER LENDERS

          Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agents hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7     INDEMNIFICATION

          The Lenders agree to indemnify the Agents in their capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agents in their capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; PROVIDED that no Lender shall be liable to the Agents for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agents. If any indemnity furnished to the Agents for any purpose shall, in the opinion of the Agents be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.7 shall survive the payment in full of all Obligations.

          9.8     AGENTS IN THEIR INDIVIDUAL CAPACITY

          The Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agents were not the Agents hereunder. With respect to the Loans made by them and all Obligations owing to them, the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not the Agents and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

          9.9     RESIGNATION OF AN AGENT; SUCCESSOR AGENT

          An Agent may resign as Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of an Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Agent" shall include such successor Agent effective upon its appointment, and the resigning Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of an Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions

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                                      -125-

taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10  GUARANTEE

          10.1    UNCONDITIONAL GUARANTEE

          Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Section 11, to each of the Lenders and to the Agents and their respective successors and assigns that (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Loans and all other obligations of the Company to the Lenders or the Agents hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agents are required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the

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                                      -126-

Company or any Subsidiary Guarantor to the Agents or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Lenders and the Agents, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

          10.2    SUBORDINATION OF GUARANTEE

          The obligations of each Subsidiary Guarantor to the Lenders and to the Agents pursuant to the Guarantee of such Subsidiary Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Section 11.

          10.3    SEVERABILITY

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.4    RELEASE OF A SUBSIDIARY GUARANTOR

          Upon (i) the release by the lenders under the Senior Credit Facility and related documents of all guarantees of a Subsidiary Guarantor and all Liens on the property and assets of such Subsidiary Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Subsidiary Guarantor shall be deemed released from all obligations under this Section 10 without any further action required on the part of the Agents or any Lender; PROVIDED that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          The Agents shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.4. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 10.

          10.5    LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY

          Each Subsidiary Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.7, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          10.6    SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

          (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

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                                      -128-

          (b) Except as set forth in Section 6.6, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); PROVIDED that, subject to Sections 10.4 and 10.6(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this
Section 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by an agreement or supplemental indenture reasonably satisfactory in form to the Agents, executed and delivered to the Agents, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by an agreement or supplemental indenture executed and delivered to the Agents and satisfactory in form and substance to the Agents of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

          10.7    CONTRIBUTION

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Obligations. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent

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                                      -129-

liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Subsidiary Guarantor on its debts including, without limitation, Subsidiary Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

          10.8    WAIVER OF SUBROGATION

          Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, Section 10.2 and Section 11, forthwith be paid to the Agents for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.8 is knowingly made in contemplation of such benefits.

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                                      -130-

          10.9    EVIDENCE OF GUARANTEE

          To evidence their guarantees to the Lenders set forth in this Section 10, each of the Subsidiary Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in EXHIBIT IX. Each such notation of Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer or an assistant Secretary.

          10.10   WAIVER OF STAY, EXTENSION OR USURY LAWS

          Each Subsidiary Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS

          11.1 GUARANTEE OBLIGATIONS SUBORDINATED TO SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS

          Anything herein to the contrary notwithstanding, each of the Subsidiary Guarantors, for itself and its successors, and each Lender agrees that the payment of all Guarantee Obligations of such Subsidiary Guarantor are subordinated, to the extent and in the manner provided in this Section 11, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Subsidiary Guarantor Senior Indebtedness, of all Subsidiary Guarantor Senior Indebtedness Obligations of such Subsidiary Guarantor (including Subsidiary Guarantor Senior Indebtedness Obligations with respect to the Senior Credit Facility, whether outstanding on the Closing Date or thereafter incurred).

          This Section 11 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Subsidiary Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Subsidiary Guarantor

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Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          11.2 SUSPENSION OF GUARANTEE OBLIGATIONS WHEN SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS IS IN DEFAULT

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Subsidiary Guarantor Senior Indebtedness (including, without limitation, guarantees of the foregoing items which constitute Subsidiary Guarantor Senior Indebtedness), then no payment or distribution of any kind or character shall be made by or on behalf of such Subsidiary Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations or to acquire any of the Loans for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Subsidiary Guarantor Senior Indebtedness or ceased to exist or all Subsidiary Guarantor Senior Indebtedness with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) During any Payment Blockage Period (as determined in accordance with Section 8.2(b), including the limitations set forth therein), neither any Subsidiary Guarantor nor any other Person on any Subsidiary Guarantor's behalf shall (i) make any payment of any kind or character with respect to any Guarantee Obligations or (ii) acquire any of the Loans for cash or property or otherwise.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Agents or any Lender when such payment is prohibited by the foregoing provisions of this Section 11.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Subsidiary Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Subsidiary Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Agents shall be entitled to rely on information regarding amounts then due and owing on the Subsidiary Guarantor Senior Indebtedness, if any, received from the holders of Subsidiary Guarantor Senior Indebtedness (or their Representatives)

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                                      -132-

or, if such information is not received from such holders or their Representatives, from a Subsidiary Guarantor and only amounts included in the information provided to the Agents shall be paid to the holders of Subsidiary Guarantor Senior Indebtedness.

          11.3 GUARANTEE OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF ALL SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF SUCH SUBSIDIARY GUARANTOR

          (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Subsidiary Guarantor or its property, whether voluntary or involuntary, all Subsidiary Guarantor Senior Indebtedness Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Subsidiary Guarantor Senior Indebtedness, before the Lenders shall be entitled to receive any payment or distribution of any kind or character on account of any Guarantee Obligations or for the acquisition of any of the Loans for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders or the Agents would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders or by the Agents if received by them, directly to the holders of Subsidiary Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Subsidiary Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Subsidiary Guarantor Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or

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                                      -133-

provision therefor to or for the holders of Subsidiary Guarantor Senior Indebtedness.

          (b) To the extent any payment of Subsidiary Guarantor Senior Indebtedness (whether by or on behalf of a Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Subsidiary Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Subsidiary Guarantor's obligation to make any distribution or payment pursuant to any Subsidiary Guarantor Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Subsidiary Guarantor Senior Indebtedness in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 11, with any turnover of payments as otherwise calculated pursuant to this
Section 11 to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 11.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Subsidiary Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Subsidiary Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Subsidiary Guarantor Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent

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                                      -134-

payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor Senior Indebtedness.

          (d) The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of a Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Section 6.6 and as long as permitted under the terms of the Subsidiary Guarantor Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Guarantee of such Subsidiary Guarantor hereunder in accordance with Section 6.6.

          11.4    PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION

          Nothing contained in this Section 11 or elsewhere in this Agreement shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 11.2 and 11.3, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with Bankers Trust Company, on behalf of the Agents, any monies for such payments, or
(ii) in the absence of actual knowledge by the Agents that a given payment would be prohibited by Section 11.2 or 11.3, the application by the Agents of any monies deposited with them for the purpose of making such payments on Guarantee Obligations to the Lenders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Agents shall have actually received the written notice provided for in the first sentence of Section 8.2(b) (PROVIDED that, notwithstanding the foregoing, the Lenders receiving any payments made in contravention of Sections 11.2 and/or
11.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 11.2 and Section 11.3). Each Subsidiary Guarantor shall give prompt written notice to the Agents of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          11.5 LENDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS

          Subject to the payment in full in cash or Cash Equivalents of all Subsidiary Guarantor Senior Indebtedness,

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                                      -135-

the Lenders shall be subrogated to the rights of the holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to such Subsidiary Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Subsidiary Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor, or by or on behalf of the Lenders by virtue of this
Section 11, which otherwise would have been made to the Lenders shall, as between such Subsidiary Guarantor and the Lenders, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Subsidiary Guarantor Senior Indebtedness, it being understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Subsidiary Guarantor Senior Indebtedness, on the other hand.

          11.6    GUARANTEE OBLIGATIONS OF THE SUBSIDIARY GUARANTORS
                  UNCONDITIONAL

          Nothing contained in this Section 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair, as among the Subsidiary Guarantors, their creditors other than the holders of Subsidiary Guarantor Senior Indebtedness, and the Lenders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay to the Lenders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Subsidiary Guarantors other than the holders of the Subsidiary Guarantor Senior Indebtedness, nor shall anything herein or therein prevent any Lender or the Agents on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11, of the holders of Subsidiary Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy.

          11.7    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

          Upon any payment or distribution of assets of a Subsidiary Guarantor referred to in this Section 11, the Agents, subject to the provisions of Section 9 hereof, and the Lenders

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                                      -136-

shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Agents or the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Subsidiary Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

          11.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE SUBSIDIARY GUARANTORS OR HOLDERS OF SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS

          No right of any present or future holders of any Subsidiary Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Subsidiary Guarantor with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Subsidiary Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Agents, without incurring responsibility to the Agents or the Lenders and without impairing or releasing the subordination provided in this Section 11 or the obligations hereunder of the Lenders to the holders of Subsidiary Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Subsidiary Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner Subsidiary Guarantor Senior Indebtedness, or any instrument evidencing the same or any agreement under which Subsidiary Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Subsidiary Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Subsidiary

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                                      -137-

Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Subsidiary Guarantors and any other Person.

          11.9 LENDERS AUTHORIZE AGENTS TO EFFECTUATE SUBORDINATION OF GUARANTEE OBLIGATIONS

          Each Lender, by its acceptance of the Guarantee Obligations, authorizes and expressly directs the Agents on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Subsidiary Guarantor Senior Indebtedness and the Lenders, the subordination provided in this Section 11, and appoints each Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Subsidiary Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

          If the Agents do not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Subsidiary Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Lenders. Nothing herein contained shall be deemed to authorize the Agents or the holders of Subsidiary Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Lender, or to authorize the Agents or the holders of Subsidiary Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Lender in any such proceeding.

          11.10   THIS SECTION 11 NOT TO PREVENT EVENTS OF DEFAULT

          The failure to make a payment on account of principal of or interest on the Guarantee Obligations by reason of any provision of this Section 11 will not be construed as preventing the occurrence of an Event of Default.

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                                      -138-

          11.11   AMENDMENTS OR MODIFICATIONS TO SECTION 11

          Notwithstanding anything to the contrary contained in this Agreement, no amendment or modification to any provision of this Section 11 or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Subsidiary Guarantor Senior Indebtedness then outstanding) shall be permitted without the consent of the "Required Lenders," as such term is used in the Senior Credit Facility.

SECTION 12  MISCELLANEOUS

          12.1    REPRESENTATION OF THE LENDERS

          Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account or the account of its affiliates in the ordinary course of such business.

          12.2    PARTICIPATIONS IN AND ASSIGNMENTS OF LOANS AND NOTES

          A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate (collectively, a "Syndication") all or any portion of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee, other than to an Eligible Assignee which has, or has an Affiliate which has, a principal line of business similar to any principal line of business of the Company or any of its Subsidiaries; PROVIDED that prior to the Conversion Date Bankers Trust Company shall be the book running syndication agent and any Syndication shall reduce the Lenders' respective Commitments and Loans on a pro rata basis. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; PROVIDED that (i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1D or 2.2E, as the case may be (with appropriate modifications),

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                                      -139-

to the extent needed to reflect the revised Loan Commitment, and (iii) the Agents shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and PROVIDED, FURTHER, that such transfer or assignment will not be effective until recorded by the Agents on the Register pursuant to Section 5.15. To the extent of any assignment pursuant to this Section 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 12.2A to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Company and the Agents the appropriate Internal Revenue Service Forms (and, if applicable, a Section 12.2E(ii) Certificate) described in Section 12.2E.

          B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee, other than to an Eligible Assignee which has, or has an Affiliate which has, a principal line of business similar to any principal line of business of the Company or any of its Subsidiaries; PROVIDED that prior to the Conversion Date Bankers Trust Company shall be the book running agent with respect to any and all participations and all such participations shall be on a pro rata basis with respect to all Lenders.

          C. The Company shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 12.2.

          D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

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                                      -140-

          E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agents, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agents two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agents of its inability to deliver any such Form or Certificate. Subject to Section 12.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 12.2E and except as set forth in Section 12.2A, the Company agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          F. Notwithstanding the foregoing, the Lenders as of the Closing Date shall retain at all times prior to Conversion Date the right to vote with respect to at least 51% of the aggregate principal amount of the Loans then outstanding.

          12.3    EXPENSES

          Whether or not the transactions contemplated hereby shall be consummated (but other than with respect to the sale of Demand Take-Out Securities, the fees and expenses in connection with which will be payable as is customary in such transactions), the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions reasonably requested by the Lenders as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, reasonable expenses and reasonable disbursements of counsel to the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all costs and expenses (including actual and reasonable attorneys fees and costs of settlement) incurred by the Lenders or the Agents in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; PROVIDED, HOWEVER, that if the Transactions are not consummated the Company shall have no obligation pursuant to this Section 12.3 unless the Equity Investors or any Affiliate of the Equity Investors receives any termination or similar fee or any expense reimbursement pursuant to the Recapitalization Agreement or otherwise but only to the extent of the Lenders' pro rata share of the aggregate amount of such expense reimbursements received by the Equity Investors and Affiliates of the Equity Investors (based upon the relative expenses of the co-agents under the Senior Credit Facility, the Equity Investors, Affiliates of the Equity Investors and the Agents and Lenders).

          12.4    INDEMNITY

          In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agents and any holder of any of the Notes, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Commitment Letter, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the Recapitalization (the "Indemnified Liabilities"); PROVIDED that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such liabilities are finally judicially determined to have resulted solely from (A) the gross negligence, bad faith or recklessness of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or
(ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          12.5    SETOFF

          Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agents and each subsequent holder of any Note are hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or such subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

          12.6    AMENDMENTS AND WAIVERS

          No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement, the form of the Senior Subordinated Indenture, form of Warrant Agreement or form of Registration Rights and Stockholders Agreement, or consent to any departure by the Company or any Subsidiary Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Company or such Subsidiary Guarantor, as the case may be, and the Required Lenders; PROVIDED that without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement, the form of Senior Subordinated Indenture, form of Warrant Agreement or form of Registration Rights and Stockholders Agreement or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note;
(v) make any change in Section 2.5A(iv) or in the definition of Change of Control, in the last paragraph of Section 7 or in Section 8.5, 11.5 or 12.6;
(vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; (vii) modify the provisions of Section 8 or any of the defined terms related thereto in any manner adverse to the Lenders; or (viii) waive performance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.5A(iv); and PROVIDED, FURTHER, that without the consent of the Agents, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agents or any other provision of this Agreement as it relates to the rights or obligations of the Agents. No amendment, modification or waiver of any provision of this Agreement, the Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Indebtedness or the holders of Subsidiary Guarantor Senior Indebtedness without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Subsidiary Guarantor, on the Company and such Subsidiary Guarantor. In addition to the provisions contained in this Section 12.6, the provisions of Sections 8.10 and 11.11 shall apply with respect to amendments or modifications of the subordination provisions contained in Sections 8 and 11, respectively.

          12.7    INDEPENDENCE OF COVENANTS

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an

Event of Default or Potential Event of Default if such action is taken or condition exists.

          12.8    ENTIRETY

          The Loan Documents and the Commitment Letter embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

          12.9    NOTICES

          Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; PROVIDED that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.9 (at which time notice of a change thereof shall also be delivered to the administrative agent under the Senior Credit Facility and the Representative for any other Designated Senior Indebtedness)) shall be set forth under each party's name on the signature pages hereto.

          12.10   SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

          A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Commitment Letter, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 12.3, 12.4, 12.14, 12.15, 12.17, 12.19 and 12.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

          12.11   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

          No failure or delay on the part of any Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.12   SEVERABILITY

          In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          12.13   HEADINGS

          Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.14   APPLICABLE LAW

          THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          12.15   SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTES

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this

Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

          12.16   COUNTERPARTS; EFFECTIVENESS

          This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agents or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agents will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

          12.17   CONSENT TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL

          A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 12.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

          B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

          12.18   PAYMENTS PRO RATA

          A. The Agents agree that promptly after their receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Subsidiary Guarantor, they shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective PRO RATA shares, if any, of such payment.

          B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.19   TAXES

          A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Agents, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agents, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 12.2E, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Company shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

          B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

          C. The Company agrees to indemnify the Agents and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 12.19A and 12.19B to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 12.19 paid by the Lender or the Agents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agents or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Agents or such Lender.

          D. The Company shall furnish to the Agents and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

          E. The provisions of this Section 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

          12.20   WAIVER OF STAY, EXTENSION OR USURY LAWS

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

          12.21   REQUIREMENTS OF LAW

          If at any time after the Closing Date any Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Loans hereunder or its obligations hereunder, then Big Flower, the Company and each of their respective Subsidiaries jointly and severally agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's reasonable good faith determination of compensation owing under this Section 12.21 shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 12.21, will give written notice thereof to Big Flower (a copy of which shall be sent by such Lender to the Agents), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Big Flower's, the Company's or their Subsidiaries' obligations to pay additional amounts pursuant to this Section 12.21 upon the subsequent receipt of such notice.

          12.22   CONFIDENTIALITY

          A. Subject to the provisions of clause B of this Section 12.22, each Lender agrees that it will use its best efforts not to disclose without the prior consent of Big Flower

(other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 12.22 to the same extent as such Lender) any information with respect to Big Flower, the Company or any of their Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by any of Big Flower, the Company or any of the Subsidiary Guarantors to the Lenders in writing as confidential, PROVIDED that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Agents and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender, PROVIDED that such prospective transferee agrees to provisions substantially the same as those contained in this Section 12.22.

          B. Each of Big Flower, the Company and the Subsidiary Guarantors hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Big Flower, the Company or any of their Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Big Flower, the Company and their Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 12.22 to the same extent as such Lender.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                          COMPANY:

                                          BIG FLOWER PRESS HOLDINGS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          Notice Address:
                                              c/o Big Flower Holdings, Inc.
                                              3 East 54th Street
                                              New York, New York 10022
                                              Attention: Chief Financial
                                                Officer

                                          Telephone:  (212) 521-1600
                                          Telecopy:   (212) 223-4074

                                          BIG FLOWER HOLDINGS, INC.
                                          Solely with Respect to
                                          Sections 4.2, 4.3, 4.7, 4.10,
                                          4.20, 4.21, 4.25, 4.27, 5.10,
                                          5.12, 5.16, 12.7-12.10, 12.12-
                                          12.17, 12.21 and 12.22


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          Notice Address:
                                              Big Flower Holdings, Inc.
                                              3 East 54th Street
                                              New York, New York 10022
                                              Attention: Chief Financial
                                                Officer

                                          Telephone:  (212) 521-1600
                                          Telecopy:   (212) 223-4074

                                          SUBSIDIARY GUARANTORS:


                                          TREASURE CHEST ADVERTISING
                                            COMPANY, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          TREASURE CHEST ADVERTISING
                                            COMPANY OF NEW YORK, INC.


                                          By:  /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:   Irene B. Fisher
                                              Title:  Vice President


                                          TREASURE CHEST ADVERTISING
                                            HOLDING COMPANY OF TEXAS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          TREASURE CHEST ADVERTISING
                                            COMPANY OF TEXAS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          PRINTCO, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          BF AVIATION CORP.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          J.J. GRACE INCORPORATED


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          WEBCRAFT, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          COLORSTREAM TECHNOLOGIES, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          WEBCRAFT MIDWEST, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          WEBCRAFT CHEMICALS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          KSS TRANSPORTATION CORPORATION


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          IMPCO ENTERPRISES, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          OLWEN INTERNATIONAL DIRECT MAIL,
                                            INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          BIG FLOWER DIGITAL SERVICES, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          LASER TECH COLOR, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          PACIFIC COLOR CONNECTION, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          DCS, INCORPORATED


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          GAMMA ONE, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          IMMEDIA GRAPHICS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          ENTERON GROUP, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          MASTER EAGLE GRAPHICS SERVICES,
                                            INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          MASTER VU INCORPORATED


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          REVERE PHOTO PLATEMAKERS COMPANY


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          COMPUTER COLOR GRAPHICS, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President

                                          IMAGING CONSORTIUM, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          REACH AMERICA, INC.


                                          By: /s/ Irene B. Fisher
                                             -----------------------------------
                                              Name:  Irene B. Fisher
                                              Title: Vice President


                                          BIG FLOWER DIGITAL SERVICES
                                            (DELAWARE), INC.


                                          By: /s/ Mark Angelson
                                             -----------------------------------
                                              Name:  Mark Angelson
                                              Title: Executive Vice President


                                          BIG FLOWER DIGITAL LLC

                                          By:  BIG FLOWER DIGITAL SERVICES
                                                 (DELAWARE), INC.


                                          By: /s/ Mark Angelson
                                             -----------------------------------
                                              Name:  Mark Angelson
                                              Title: Executive Vice President

                                          Notice Address for all Subsidiary
                                            Guarantors:

                                              Big Flower Holdings, Inc.
                                              3 East 54th Street
                                              New York, New York 10022
                                              Attention: Chief Financial
                                                Officer

                                          Telephone:  (212) 521-1600
                                          Telecopy:   (212) 223-4074

                                          AGENTS:

                                          BANKERS TRUST COMPANY,
                                            as co-agent


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          THE CHASE MANHATTAN BANK,
                                            as co-agent


                                          By: /s/ Lauren Camp
                                             -----------------------------------
                                              Name:  Lauren Camp
                                              Title:

                                          NATIONSBRIDGE, L.L.C.,
                                            as co-agent


                                          By: /s/ L. E. Wentz
                                             -----------------------------------
                                              Name:  L. E. Wentz
                                              Title: Senior Vice President

                                          Notice Address for Agents:

                                              c/o Bankers Trust Company
                                              One Bankers Trust Plaza
                                              130 Liberty Plaza
                                              New York, New York 10006
                                              Attention: Chris Cicardo

                                          with a copy to:

                                              Deutsche Bank Securities Inc.
                                              31 West 52nd Street, 3rd Floor
                                              New York, New York 10019
                                              Attention:  David Flannery

                                          Telephone:  (212) 250-2500
                                          Telecopy:   (212) 250-6314

                                              The Chase Manhattan Bank
                                              270 Park Avenue
                                              New York, New York 10017
                                              Attention: Robert Sacks

                                          Telephone:  (212) 270-6000
                                          Telecopy:   (212) 270-1848

                                                     and

                                              NationsBridge, L.L.C.
                                              100 North Tryon Street
                                              7th Floor
                                              Charlotte, North Carolina 28255
                                              Attention: Lynne Wertz

                                          Telephone:  (704) 388-2510
                                          Telecopy:   (704) 388-9941

                                          LENDERS:

Commitment: $191,250,000                  BANKERS TRUST CORPORATION


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          Notice Address:

                                              One Bankers Trust Plaza
                                              130 Liberty Plaza, 29th Floor
                                              New York, New York  10006
                                              Attention:  Chris Cicardo

                                              with a copy to:

                                              Deutsche Bank Securities Inc.
                                              31 West 52nd Street, 3rd Floor
                                              New York, New York  10019
                                              Attention:  David Flannery

                                          Telephone:  (212) 250-2500
                                          Telecopy:   (212) 250-6314


Commitment: $168,750,000                  THE CHASE MANHATTAN BANK


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          Notice Address:

                                              270 Park Avenue
                                              New York, New York 10017
                                              Attention: Robert Sacks

                                          Telephone:  (212) 270-6000
                                          Telecopy:   (212) 270-1848

Commitment: $90,000,000                   NATIONSBRIDGE, L.L.C.


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          Notice Address:

                                              100 North Tryon Street
                                              7th Floor
                                              Charlotte, NC 28255
                                              Attention: Lynne Wertz

                                          Telephone:  (704) 388-2510
                                          Telecopy:   (704) 388-9941